Exhibit (c)(7)
PROJECT SWINGSET
Discussion Materials November 6, 2007
evercore partners

Confidential
These materials have been prepared by Evercore Group JL.L. C. (“Evercore “) on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Company or from public sources. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. No representation or wamutty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the fntire. Estimates and forecasts of future financial performance contained in the materials have been prepared by the management of the Company or obtainedfmm public sources. Evercow has assumed that such estimates and forecasts (including synergies, if applicable) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Evercore does not undertake to update any fonvard-looking statements presented herein to take into account any new information, future event or other factors. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietaiy to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the ~E>oard of Directors of the Company and not for use by persons not as familiar with the business and affairs of the Company.
These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials may not reflect information known to other professionals in other business areas ofEmtwre and its affiliates.
Evercore and its affiliates do not provide legal, accounting or fax advice.
EviiRcore partners

Table of Contents
Confidential
Situation Overview
Preliminary Valuation Analysis
Potential Buyer Universe
Section I
II III
Appendix
Detailed Financial Analysis
Introduction to Evercore Partners
A B
E V E RC O R E P A RT N E R S

L Situation Overview
evercore partners

Situation Overview
Confidential
Swingset Share Price Performance: Last Two Years
05/31/07: Australian media reports that Swingset might be a takeover target of ABC Learning Centres 04/26/06: Announces Ql EPS of $0.36, exceeding consensi’s estimate of S0.34
60
en
$45 - $40 - $35 H
$50 i
$30 -
$25 -
Current Share Price (11/02/07) $37.84
Prior Share Price 1 Year 2 Year —— — $37.66 $39.40
% Gain / (l^ttss) Since 0.5% (4.0%) Average High (!> $39.50 $38.73$47.75$31.80 Low"1 $47.75$35.57 —— —— —
07/26/07: Announces Q2 EPS of §0.40, exceeding consensus estimate of S0.37
10/26/06: Announces as-expected Q3 EPS of §0.37 and lower than expected revenue; lowers full-year revenue growth guidance to 11—12% from previous guidance of 13- 14%
02/15/07: Announces Q4 EPS of §0.41, exceeding consensus estimate of SQ.39, and forecast 2007 earnings of 31.77 to §1.82
10/17/07: Cuts Q3 EPS forecast from $0.41 to SO.38 07/26/07: Announces Q2 EPS of $0.47, exceeding consensus estimate of $0.46
r 3,000
- 2,500
- 2,000
- 1,500
- 1,000
- 500
cs o o
o > \ !
$20
11/02/05
03/28/06
08/21/06
01/14/07
06/09/07
11/02/07 Source: i’nciSei, Gimpany press rdi’.ist* .mc.1 industry nuvs sources.
(1) I-year anil 2*yfar hij!;li slwre price \v;is nn (H/1H/07. l-ycur nin.1 2-yenr !mv shun; prict on 1)1/OH/OH.
evercore partners

Situation Overview
Confidential
Swingset Historical Forward Trading Multiples
-J^ . V \ j 14x-i I3x-12x-Ibc -lOx -
3- month prior average: 11. 8x 3-month post average: 11.2x
10/26/06
11 1 ll.lx
14x-| Bx-12x “
n* -
10x -
9x
3-month prior average: 10. Gx Average since: lO.Ox
I 10.2x 1 /
v.f**;^^t^«™™rf
10/17/07
32x -,
3-month prior average: 26. 8x 3-month post average: 25.2x
3-month prior average: 23,6x
Average^sjncc:^_22.1x
28x-
l1/^~-1 V I
24,8s
28x -
24x
20x
10/26/06
10/17/07
Source: l’’;u;ist: IvrnvMrJ I-HI’I’DA multiple ia dcfina.! us ihe multiple of the current i of full ytar lln^incinl pcrfrnmancc. Evergore partners

Situation Overview
Confidential
Swingset 2-Year Historical Forward P/E/G
1.0x-
l.Ox
0.8x
11/02/OS
03/28/06
08/21/06
01/14/07
OG/09/07
11/02/07 Source: l-’actsL-
evercore partners

Situation Overview

Confidential

Relative Share Price Performance

1 Year


% Change
Swingset 0.5%
Pre-K-12 Schools/Centers (1) 3.3%
For-Profit Colleges (2) 92.3%
S&P 500 10.7%
NASDAQ 20.6%
Russell 2000 6.0%
Pries Indexed to 100
200
175
150
125
100
75
11/02/06
11/02/07

2 Years


% Change
Swingset (4.0%)
Pre-K-12 Schools/Centers (1) 8.3%
For-Profit Colleges (2) 57.1%
S&P 500 23.7%
NASDAQ 30.1%
Russell 2000 21.1%
Pries Indexed to 100
200
175
150
125
100
75
11/02/05
11/02/06
11/02/07

Swingset — Pre-K-12 Schools/Centers (1) — For-Profit Colleges (2) — S&P 500 — NASDAQ — Russell 2000

Source: Factset.
(1) Pre-K-12 Schools/Centers Peer Group includes ABC Learning, Nobel Learning and The Princeton Review.
(2) For-Profit Colleges Peer Group includes Apollo Group, Capella Education, Career Education, Corinthian Colleges, DeVry, ITT Educational Services, Lincoln Educational Services, Strayer Education and Universal Technical Institute.

Evercore Partners

4

Situation Overview
Confidential
Research Analyst Summary Price Targets
| | | | Firm Analyst Date Recommendation Target Price Premium to Current —— —— —— —— —
| | | | Matrix USA Daniel Scnlxi 11/02/07 Sell NA NA Robert W. Baird Amy W. Junker 10/26/07 Neutral S41.00 8.4% BMO Capital Markets Jeffrey Silbcr 10/26/07 Market Perform 40.00 5.7% Signal Mill Capital Group Truce Urdan 10/26/07 Buy NA NA ThinkRquity Partners LLC Nate Swanson 10/26/07 Accumulate 41.00 8,4% SunTrust Robinson Humphrey Murk Muglies 10/26/07 Buy 57.00 50.6% Stifcl Nicnliius Robert L. Craig 10/18/07 Mold NA NA —— —— — Mean Median $44.75$41.00 18,3% 8.4% —— —— — I (Current Share Price (11/02/07) $37.84
— Firms “On HaM” Ptntfrite Anatvst ( f~3l£l(tt — Lcliman Brothers Michael Lasser 07/30/07 On Hold S4I.QQ S.4% Bunk 0fA/iieri(e> Hoa’art/M. Bhfk, Ph.D. 05/01/07 On Hold 43.00 13.6% Cmtit Siiisse BlilHlloil Dolh’ll 0-1/30/07 On Hottl 43.00 13.6%
Wall Hired rcsrarclt.
Ev ERGO RE PAR’!’ N E R S

Situation Overview
Confidential

Research Analyst Commentary – 3Q07 Earnings Announcement

Equity research analysts perceive Swingset's growth profile to be slowing with modestly increasing volatility…

Robert W. Baird **Amy W. Junker** **(10/26/07)**	"We are maintaining our Neutral rating based on the carryover effect of underperforming centers, margin deterioration, and lack of visibility into long-term growth rates." "… Underperformance at 35 community P&L centers negatively impacted 3Q07 results. While we have confidence that management will resolve the issues, the underperformance will diminish results for the next several quarters." "…Operating margin declined 60 basis points year on year and the operating margin for 2007 is expected to be flat year on year. This represented the first quarter of margin deterioration in over 10 years." "…We are waiting for evidence that the company's growth rates have stabilized. **The revenue guidance for 2007 and 2008 indicates that growth is expected to decelerate in 2008 for the fifth consecutive year. The 10% revenue growth in 2008 would be the lowest in the last ten years.**"
ThinkEquity Partners LLC **Nate Swanson** **(10/26/07)**	"The inability to adjust staffing levels at the 35 centers negatively impacted the gross margin, which was 100 basis points below our expectations. While management has initiatives in place to rejuvenate enrollment growth (through marketing support) and implement more efficient staffing patterns, **we believe it could take six to nine months for the company to weather the impact**. As such, management lowered its FY07 EPS guidance to \$1.68-\$1.70 from \$1.77-\$1.80." "**Q3 is typically a tough enrollment period due to a portion of enrollments that must be back-filled as children leave Swingset centers and move into preschool**. An under-estimation of how quickly the company could back-fill enrollments, as well as underperformance at a select group of centers in Colorado, drove the shortfall vs. our expectations. It is important to note that the enrollment impact at the 35 centers was not related to the economy, or any specific company or industry, except for the Colorado-based centers (acquired in 2005 and 2006)."
Stifel Nicolaus **Robert L. Craig** **(10/18/07)**	"This is the first pre-announcement we can recall from this company whose business tends to be very stable and predictable given long duration contracts, high client retention and client/end market and geographic diversity. **The gradual business mix transition to higher margin, but higher risk P&L centers, which now represent 65% of the total (and within that, consortium centers which comprise about 25% of full service locations), does increase enrollment risk and may modestly increase the company's exposure to economic influences including consumer pressures.**"

EVERCORE PARTNERS
6

Situation Overview

Confidential

Research Analyst Commentary – General

…Overall, however, analysts believe Swingset remains an attractive business with strong growth prospects, margin expansion opportunities and business fundamentals.

ThinkEquity Partners LLC **Nate Swanson** **(10/26/07)**	"We are encouraged the company has been able to maintain its wage-price parity of 4% - 5% tuition increases and 3% - 4% wage increases, an important factor in maintaining margin expansion. In addition, we continue to believe Swingset should improve operating performance characteristics through its consortium center model given the potential gross margin contribution these centers can have. However, losses generated from ramping centers continue to drag on margins and should do so through the remainder of 2007. **We would become more positive on the company's potential when we begin to see evidence of increased contribution from consortium centers.**"
Lehman Brothers **Michael Lasser** **(07/30/07)**	"Swingset's shares have been range bound over the past six months, mostly due to the uncertainty of the company's top-line growth outlook and the overhang of the UAW situation. **We believe the key to Swingset's longer-term price appreciation is evidence that the company can sustain a healthy rate of new center additions for the foreseeable future.**"
SunTrust Robinson Humphrey **Mark Hughes** **(07/24/07)**	"**We believe the corporate daycare market is attractive because of its consistent demand and the opportunity for margin expansion during economic slowdowns, when daycare worker wages lag price increases.** Swingset may fail to achieve this target multiple if its new centers are more costly to ramp up than expected or if the company is unable to successfully integrate the acquisition of a competing daycare provider."
Bank of America **Howard M. Block, Ph.D.** **(05/01/07)**	"**We believe Swingset will enjoy continued margin expansion from several sources: Organic growth of existing centers (higher utilization), acquisitions, transition of management contracts, maturity of international centers, pricing power versus labor costs, and the increasing contributions of the backup center business.** Nonetheless, the stock's performance may be constrained by moderating revenue growth as well as newly moderating gross margin expansion and EPS outperformance."
Credit Suisse **Brandon Dobell** **(04/30/07)**	"**Long term we see positive opportunities for the remaining pieces of Swingset's business as the new center pipeline is solid (60+ centers) and the average center size ramps up (especially in International) as well as ramping contributions from back-up care centers and College Coach.** We remain a bit puzzled as to the size of the opportunity relative to the size of Swingset's sales and execution groups, particularly as we believe existing customers should be a market opportunity ripe for the picking. That said, we also recognize hiring an additional 5-10 salespeople globally would create a sizable headwind for operating margins, one that management might not be willing to make given the current revenue growth profile."

Evercore Partners

7

Situation Overview
Confiden tial
Historical and Projected Consolidated Revenue
($ in millions)
20 0% 111%
0.0% 2007E
13.0% 2012E
i, ^”,. 1- -t, Jit”, ,, -.- ‘-£’:• ; I ^§k^mhmi 1^5Slilf^ “* — — >” “ “ r /-’ ‘” ___• ^ “iK-^ —— — ^-^^rrV if j-_r|+i^ -^ ^ •*** ^ -1 — $1,000 5-Year CAGR: 13.7% — $776 $800 $698 $625 r-, ,-, r’:..,-..,.i v:‘::*:::i ,;•«’.>; mz m:: i^ ; 5 5? fe v/] U^H $600 $552 $473 $408 r_1 fVii :—;:-;:”- ‘: [,:•:•:•:.••.,.; !•• .;v-.::-.-i $400 — li ill II fi.T.^Ti fcwsl f-:<-,,::-1 S-iJi ti->;;S;] I..:-:. ;fi :..^-:VS KIsJ t ,;;•:;;;) tesi Hi » $200 I’-Hs-i p&3;:i ;.-:?’ e k m .••.•:,•-’<! ;-..:-+—:| ;, :-. V :- p:-.:..:— -.’I :-:-=::—«;- :,:;.”.:.r:i ;. ‘ ••:. ‘ "•’• •’ • •$ j •’-::• ‘•.••! : ‘•:-’”. ••!”•’•• $0 ’ ” ‘~’” ~ ’ i -. 2002 2003 2004 2005 2006 2007E”1 —— —
- J- A’"51 ‘ ‘ ^rf^* £-^>££ T\ -,,-’*” “ — ‘ ‘*iS-if.ia,1ituhd(L,,.u.,(i?;>*H “ *_,- — -7 ‘ -” — ‘ r ^ ^. 1 ~ “^ — *” ‘"'^liil.jfl!^ *v^*^>^vl m *ty Si 1 MtSH3^ ‘ r i -
—— — •* ^ * ^., * ,,•’- r^^.^^. .x. ..’’., , — , — T» -jjr-J-’-’-n. 1 _ —— — $1,500 5-Year CAGR: 12.5% $1,396
— $1^35 pPJi:
$1,093 s—i l-ia-* $966 r-— !«: fi fen! $1,000 $776 •’ -:-:;H !V.:;’£:: J:;j-::S!-. :v’i:<.___‘:’••!. :... !:;<:•>.••’,- i-i::-1 ••”.! ti~:"' p;-l;1 P-S ::::V;;-: IP’ ‘ |. 7v; i.”‘E;-:"- •} v.’’.;::::‘-h i:”‘-"-:-!:-;.:
•:-;:vH •:•••:;*••-:: ^ •’-•.•- ‘•.I fl> S;:i .•-••:”.’ i” •.-.:•.•-::.] • <;-’••..’. K”‘H:-:1 -j-.t-l’’ ‘ >"-” ''• !i:!:!:Q\j ‘:-;::-"'.::‘^;.-i “•• :... ;- $500 w-fd h..^ ^-^ 1 II 13
:—,::.”:::..— !:•••:•:-::.•:•-.•. !-\::: ,
h? :•:•:’. •l-y >:.S’-> —
2008E 2010E 2009E 2007E
2011E 2012E
20.0% 15.0"/, 10.0% - 5.0% 0.0% !
16.0%
20S3
10.1%
2008E
2004
13.2% ill KiWC5§srl lllil 11
2009E
13.3%
2005
13.1%
2010E
1L7%
2006
13.0%
2011E St Hircc: (^( unp;i ny tmnnigumtn?.
(1) Includes pLtni;i! year rrVL-nm.1 from UAW omlr;icl. I’lNcLu&jin^ cffvci ofthf ions of UA\V cnnirLtcu 2fH)71\ Ti^ruciisioiJ tjrovvih r;iiu would bu ;ipprosim:iloly evercore partners

Situation Overview

Confidential

Summary of Projected Revenue by Business

($ in millions)

Net Base Center Revenue (pre-2008) (1)


5-Year CAGR: 3.9%
$1,000
$800
$600
$400
$200
$0
$762
$807
$848
$878
$901
$923
2007E
2008E
2009E
2010E
2011E
2012E
% Growth
9.6%
6.0%
5.1%
3.5%
2.6%
2.5%

New Center Revenue (2008E+)


5-Year CAGR: NA
$500
$400
$300
$200
$100
$0
$0
$26
$89
$177
$286
$414
2007E
2008E
2009E
2010E
2011E
2012E
Organic
Acquisition
Transition
% Growth
# of Centers
NA
244.9%
97.6%
61.8%
44.8%
52
56
62
68
75

BUCA Revenue (2)


5-Year CAGR: 39.1%
$60
$40
$20
$0
$7
$12
$18
$25
$32
$37
2007E
2008E
2009E
2010E
2011E
2012E
% Growth
69.3%
50.8%
39.0%
25.6%
16.9%

College Coach Revenue


5-Year CAGR: 25.0%
$60
$40
$20
$0
$7
$9
$11
$13
$17
$21
2007E
2008E
2009E
2010E
2011E
2012E
% Growth
25.0%
25.0%
25.0%
25.0%
25.0%

Source: Company management.
(1) Includes effect of lost UAW contract and forecasted center closings.
(2) Includes incremental revenue in consortium backup or full-service centers.

EVERCORE PARTNERS

9

Situation Overview
Confidential
| | | { Historical and Projected Operating Profit ($ in millions) — ~*“i «Z/ijr-l. t,^’~"<i@&33B’ } f&H&iF”-’ ’ v;>t/— “*—.’... \ l>y-’’>:,-/-~ — r’-(%msW^^!t^if0Mv:iii, :>:^~ ~-:~- y- } £ - * — “-y ~? *•- . } !I ,_,,,,,,,,.,,,, . v t .. ..- ‘_•: -t , -,^,,,lu,,.,,,,,t,;,. - -’ . —;’.”-"' . ‘,, — :.___} —— —— $350 ; } S250 | } —— CAGR ^H i J^ VJ } —— { $225 ‘02-’07E 21.1% $305 ‘02-’07E 24.6% } $300 ‘07E-’012E 14.4% { “S ‘07E-’012E 15.8% JS —— • :•"•:•:.•; S196 J:.: :•"••! $268 !-;;| $200 - l^ci^ ;’-i:i:-:!::l i.”::, :V:i;i’: !•• •’ :~i .’’;:‘.’:1 £250 • $235i’:‘NG;::1 $171>||: pq fe; ^ H 0 “S: $205 !/• ! Kji ,:v:s ,,,, ! $146 liSs ‘-f FS: } :-.:;;.: ;?:«] ;s;1 $150 i !:*••; ‘:J 3 fc- } $200 -j } !» I’:.: W<] ;M! i;.q ;s «i a S177 l:^ Ii |?a •|;;i «19C •••••* •-"* S S.—1: 5)125 /-j :;v-:, .,:,) •,:..] <Ricr tm -:3 ;3 P Kj ::::;:;;.:i ,:;j-:. l:::.:;::j :r^ U:::: =;—3 ::;:; ;•;,;) : ! :.;;:;: j |i;;:k .:;| ^!::,r :j $108|;;]i|jpv fjf| $150 •• $138 || I} |j |] pSj y] $100 — S94 H g| Ij I 1 | $ 115 Hrj { fe:l S-s ?;.•;.; ^1 Kii ^’-a ,,,,, fes ::*>;j fCl s.1 S; ifei fS m m ic| rq |gj g] S76 :m si as ii i i i m } $92 JH % $100 — ‘/•B( ‘?&’•• $60p|f;3[S|||[i t:-.i.:,! [i;;;y.. -^..j -’jr^ t’:::-i;.;f :;”:i $60 ^ 1 1 1 -1 if; tl ‘:”••! f’li ftl S5o — 536 p ^ 1 li 1 1] li 1 fi li •;ii ;i !’ i ; N ^- ;;!;i :;>i ki m f.;,:;; $50 — JW #1 ;|:i m te fri ^ Bi:3 ?•;•] i:£i -fi k:S &;i .vrj K-;-.i b!1 i::—;:?; l-:‘<] i::;:;1 t::‘;| K 6;:a ll] i?! m [M [; s i-/; •;::, ff] ;::;.j j.1 ^ ;:••:.:•;! !•.::•;:; [;;,.:;| jjt; oja [;^i ^- j’^ l-^ -ri pji ••:;::,•, i ‘ ‘—i !’- -’ “‘•’••i Hi’-:’ i.:.::;*i ii’’ ‘ H-’:‘! “>:.! ‘"'rl fct’j ••* ; $0 i li li 1 i i| §___Rj N II ^51 i-:.-;”..; •:.-;• p.;’:: !.;;::.,< !.;.;>.:., f..:;.-;:;. i :, j ;. ••;.;! • : • j u.:—: ..”..•••! 2002 2003 2004 2005 2006 2007E 2008E 2009E 2010E 2011E 2012E 2002 2003 2004 2005 2006 2007E 2008E 2009E 2010E 2011E 2012E }
| | | % Margin 14.7% 15.}% 16.7% 18.4% !<).$% 7ft /% -’tt“i ^r.^’K, 21.5% 21.7% 21.9% % Muryn S.H% 9.7% 10.H% 12.2% 1 3.i% D.9% /4.ff’/« ti.2% 15.6% !>.<}% !6.!% % Gmsslh 20.H% 27.1% 25.4% 19.9% 12.7% !).)% 15.$% 14.7% 14.2% 14.0% % Grain li 26.7% U.7% 2ti,l>% 2}.i% 14.9% 15.4% 17.4% IK.ff’/,, 15.0% 14.5% Source: Company m:ni:ij>i/mail. (1) lixcludcs non-rash equity expanse. —
evercore partners
10

Situation Overview
Confidential
| | | | | | | | | | | Analysis of Projected Growth } ($in millions) —— —— —— The forecasted growth of Swingset is driven, in } large part, by a modest acceleration } of new center launches, a } consistent acquisition program, }{ and expansion } of the relatively new businesses of BUCA and College Coach. } —— —— —— """- — ‘r • , “ ~~ J -’ — a *? f i J^J » *- . ; ,, — * —*_* ~ ~* -t-1 — i ___if —•^—^ f r ___% < J ‘ “ -"- — ,, ^ ^n&Bnfta ^•t ~ ..*-, ^ ‘-"» ,, — "< ~ — ___\ • -.-, — i^&| i / “, ^-’ r "- "'“i. ‘. l~^f ‘,£ ,-jr. 1,-n-l-^ fr , — ” , t , —‘,T-^ .——.Q.^-*— ___^ — — -___ — ___^ } “,” ‘. “ ~"'- ~5 ‘l ‘ — Iss^a *i:rv:^^&.’.—ii ^ ___^ fl’r- “* «r ^ ^ H J —— —— —— —— —— —— —— — % Total % Total 2007E 2012E CAGR $ Change Change } 2007E 2012E CAGR $ Change Change } —— —— —— —— —— —— —— Net Base Center $762 5923 3.9% $ 162 26.1% Net Base Center (l) } $149 $208 6.9% $ 59 39.1% New Cettfer — Organic 0 240 NA 240 38.7% New Center — Organic 0 29 NA 29 1.9.1% New Center — Acquisition 0 115 NA 115 18.5% New Center — Acquisition 0 25 NA 25 16.9% New Center — Transition Q 59 NA 59 9.6% New Center — Transition 0 13 NA 11 O CO/ — —— — Subtotal- — New Center $0 5414 NA S414 66.8% Subtotal- — New Center } $0 $67 NA $ 67 44.5% BUCA p) $7 537 39.1% $ 30 4.8% BUCA p) $3 $18 47.6% S16 10.5% College Coach 2 21 25.0% 14 2,3% College Coach 4 13 255% 9 5.9% —— —— —— —— — Total Revenue $776 $1,39612.5% } $ 620 100,0% Total Center Profit } $156 $305 14,4% $150 100.0% 2002 2003 2004 2005 2006 2007E } 2008E 2009E 201 OE 201 IE 201 2E } —— —— —— —— —— —— —— —— —
| | | | | | | | | | | New Center Additions — Organic 26 21 16 15 23 32 34 36 38 41 44
Acquisition 53 27 17 45 19 10 10 12 15 17 21
Transition 8 12 27 12 Z 8 a 8 2 10 10
Total 87 60 60 72 49 50 52 56 62 68 75
New Center Additions -J’/LGrovvth — Organic (19.2%) (23.8%) (6.3%) 53.3% 39.1% 6.3% 5.9% 5.6% 7.9% 7.3% Acquisition (49.1%) (37,0%) 164.7% (57.8%) (47.4%) 0.0% 20.0% 25.0% 13.3% 23.5% Transition 50.0% 125J3_% (55/1%) (41.7%) 14.3% 0,0% 0,0% 12.5% 1JL1% 0.0% —— —— —— —— —— —— — Total (31.0%) 0.0% 20.0% (31.9%) 2.0% 4.0% 7.7% 10.7% 9.7% 10.3% Source: Company managemtin. (1) IncluJes effect nl’lnsl UAW con! fact anil forecasted cen ler closings. (2) Includes incfLmenial revenue in consortium backup or full-service cenlL-re, —— —
evercore partners

I. Prelimlnarv Valuation Analysis
evercore partners

Confidential

Preliminary Valuation Analysis

Illustrative Valuation Range for Swingset


Method
Implied Share Price
Current Price: $37.84
Pre-Q3 Earnings Closing Share Price: $47.20
52-Week Intraday Trading Range
$35.57
$47.75
Peer Group Trading Analysis
9.5x - 11.5x 2008E TEV/EBITDA
$44.25
$53.43
20.0x - 30.0x 2008E P/E (1)
$39.30
$58.95
1.0x - 1.5x 2008E P/E/G (1)
$38.76
$58.14
Precedent Transactions Analysis
1.5x - 2.0x 2007E TEV/Revenue
$43.45
$57.71
11.0x - 15.0x 2007E TEV/EBITDA
$44.40
$60.29
Present Value of Future Stock Price
9.0x - 11.0x 2012E EBITDA multiple
10.0%-12.0% Cost of Equity
$48.28
$63.09
Discounted Cash Flow Analysis
9.0x - 11.0x EBITDA exit multiple; 10.0%-12.0% WACC
$51.96
$66.71
Leveraged Buyout Analysis
9.0x - 11.0x EBITDA exit multiple; 15.0% - 20.0% IRR; 6.7x Leverage
Management Case - Indicative Terms
$45.18
$58.00
Management Case - Maximum Flex
$45.01
$57.78
Sensitivity Case - Indicative Terms (2)
$39.87
$50.15
Sensitivity Case - Maximum Flex (2)
$39.69
$49.92
$35.00
$40.00
$45.00
$50.00
$55.00
$60.00
$65.00
$70.00

Note: This summary of certain analyses is provided for illustrative purposes only, does not represent all of the analyses performed by Evercore and should be considered together with the information set forth elsewhere in this presentation.
Note: Valuation as of 12/31/07. Based on 2007E year end net debt (net cash) per Company management.
(1) Based on midpoint of 2008E guidance of $1.94 - $1.99 EPS.
(2) Sensitivity case based on 2008E management projections and 10% revenue growth and 15% EBITDA margin from 2008E-2012E.

EVERCORE PARTNERS
12

Preliminary Valuation Analysis
Confidential
Analysis at Various Prices ($ in millions, except per share data) — Share Price Current I Implied Premium tn Current — $37.84 ?47.00 24,2% $48.00 $49,00 $50.00 $51.00)4.S% $52.0037.4% $53.00 $54.00 26.8% 29.5% 32.1% 40.1% 42.7% Implied Premium la Pre-Q3 Announcement (S 47.20) (0.4%) 1.7% 3.8% 5.9% S.l% 10.2% 12.3% 14.4% Implied Premium to ‘1-Week Average (S3S. 14) 23.2% 25.8% 28.5% 31.1% 33.7% 36.3% 38.9% 41.6% Implied Premium to 1 -Month Average ($41.73) 12.6% 15.0% 17.4% 19.8% 22.2% 24.6% 27.0% 29.4% Implied Premium fo 2-Mon/b Average ($41.78) •12.5% 14,9% 17.3% 19.7% 22.1% 24.5% 26.9% 29.3% Implied Premium to 3-Month Average ($41.74) 12.6% 15.0% 17.4% 19.8% 22.2% 24.6% 27.0% 29.4% Implied Premium to 6-Month Average ($41,44) 13.4% 15.8% 18.2% 20.6% 23.1% 25.5% 27.9% 30.3% Implied Premium to 1 -Year Average ($39.50) 19.0% 21.5% 24.1% 26.6% 29.1% 31.7% 34.2% 36.7% FD Shares 27.2 27.4 21 A 27.4 27.5 27.5 27.5 27.5 27.5 —— —— —— —— —— —— —— —— —
Equity Value $1,029 $1,288 $1,316 $1,344 $1,373 $1,401 $1,429 $1,457 $1,486
Net Debt’” 19 19 19 19 19 19 19 19 19
— —— —— —— —— —— —— —— — Enterprise Value $1,048 $1,306 $1,335 $1,363 $1,391 $1,419 $1,448 $1,476 $1,504
Revenue Metric — 2007E $776 1.4x 1.7x 1.7s l.Sx l.Sx l.Sx 1.9x 1.9x l,9x 2008E 854 1.2 1.5 1.6 1.6 1.6 1.7 1.7 1.7 1.8
EBITDA 2007E . 1108 9.7x 12.1x 12.3x 12.6x 12.9x 13.1x 13.4x 13.7x 13.9x 2008E 125 8.4 10.5 10.7 10.9 11.2 11.4 11.6 11.8 12.1
EPS 2007E (Midpoint) pt §1.69 22.4x 27.8x 28.4x 29.0x 29,6x 30.2x 30.8x 31. 3x 31.9x 2008E (Low) <” 1.94 19.5 24.2 24.7 25.3 25.8 26.3 26.8 27.3 27.8
2008E (High) (1) 1.99 19.0 23.6 24.1 24.6 25.1 25.6 26.1 26.6 27.1
Snurcu: Projections busud on Omipuny rmniigmu’nl, 1’ully JtiuEud Hh:ifc coun! biucd ml mo.^1 rrrx’iu Company filings. (1) Net Jubl (iiL’t c;ish) biscJ on 2007] i yt:ir u-nd pur Company m;in:i,nfmi;ni. (I) Haat-J i)ii midpoint of ‘KJ07 guid:inci- of SO.-12 — SD.-14 iil’S, per Compuny 3(JI)7 conlcmKL call, plus diluted lil’S for V months ended <W/3(l/n7.
(!,) Hastd un 200HE guidnncc of SI.’M — Sl.’J’J lil’S pur Company 3Q07 confcruncc rail.
evercore partners
13

Preliminary Valuation Analysis
Con fiden tinl
Analysis of Select Publicly Traded Companies % of Market Total Share Price 52-\Vcek Equity Enterprise Company 11/02/07 ($ in millions, except per share data) High Value Value TEV/ Sales TEV / EBITDA P/E P/E/G —— —— — 2007E 200BE 2007E 2008E 2007E 2008E 2007E 2008E —— —— —— —— — Swingsct — Research Estimates Swingsct — ManagemciK $37.8437.84 79.2% 79.2% 51,029 1,029 $1,038 1,038 1.3x 1.3 1.2s 1.2 10.2x 9.6 8.“x 8,3 22.4x 22.4 19.3x l.bt l.Ox 19.3 Estimates ‘” 1.1 1.0
l>,?-K-t2St/!ot,/s/C.tn/tr.f — ABC Learning Centres The Princeton Review, Inc. $5.918.77 73.2% 81.2% 52,806 258 $3,794 264 2.1x 1.8 l.7x 1.7 10.8s 36.2 8.6x 26,3 I6.3x NM 13.4x l.lx 0.9x NM NA NA Nobel Learning Communities, Inc. 1 5,1-1 92.7% 162 160 0.8 0,7 9,2 8.5 21.0 20.7 1.0 1.0
-— -— -— -— -— —— — Mean 1.6x 1.4x 18.7x 14.5x 18.6x 17.bt tlx l.Ox Fnr-Prnfrf C.alltpes Median 1.8 17 10.8 8.6 18.6 17.1 1.1 1.0
—— -— — —— -— —— — Apollo G rmip, I nc. iT!’ Educational Services, Itic, 580.25 12-1.33 99.7% 95.3% SI 4,1 51 5,243 513,176 5,093 4.7x 5.8 4,2x 5.0 17.4x 19.5 1S.4x 31. Ix 33.9 26.9x 2.3x 2.0x 28.0 16.1 1.9 1.5
DeVty Inc. Career Education Corp. Strayer Education 53.05 34.79 185.00 95.4% 94.8% 97.4% 3,830 3,210 2,762 3,686 2,861 2,594 3.7 1.7 8.2 1.4 5.0 3.3 1.6 6.9 1,2 4.1 23.4 12.8 23.8 14.5 18,4 10.8 20.1 11.1 41.8 32.7 41.6 42,7 29.2 2.0 1.4 24.4 Corp. Corinthian Colleges, inc. Cnpeihi Education 16.04 69.99 18.92 94.9% 98.5% 09.8% 1,361 1,228 538 1,375 1,119 508 1.4 1.4 29.4 10.4 22.9 9.2 56.6 24.5 2.9 2.2 35.1 Company Universal Technical Institute 2.4 2.1 29.8 2.3 1,6 43.7 2,2
1.7 23.7 1.7
1.7
IJncoln Education a! Services Corporation 13.90 83.1% 365 389 1.2 !.l 8.7 7.0 23.8 18,0 1.6 1.2
-— -— -— -— -— —— — Menu 3.7x 3.2x 17.8s 14.6x 36.5x 28.8x 2.1x 1.7x Ctthtr Ediiratinii Sen<ias Median 3.7 3.3 17.4 15,4 33.9 28.0 2.2 1.7
—— -— -— —— —— —— — Washington Post Scholastic Corp. Blackboard Inc. SS00.15 37.60 43.60 90.4% 94.0% 87.4% 57,607 1,484 1,318 57,325 2,022 1,307 1.8x 0,9 5.5 1,6x 0.9 4.7 I0.6x 8.7 24.3 9.5x 8.4 18,3 27. Ix 17.7 50.3 22.8x 3.5x 3.0x 15.8 1.3 1,1 37,6 2,0 1.5
School Specialty, Inc. Uennissance Learning, Inc. 33.50 12.73 83.1% 67.7% 719 369 1,217 347 1.1 1.1 3.1 9.3 25.6 8.5 !6.l 17.7 55,3 14.8 1,2 1.0 31.8 3.3 NA NA —— -— —— —— —— —— — Mean 2.5x 2.3x 15.7x 12.2x 33.6x 24.6x 2.0.x 1.6x Source: Compiinv ftlmgs ;uul IBHS consensus eslmi;ileK. (1) 20II7K HI’S based on midpoim of -1Q07 guidance of SO. -12 — SO Om^p:mv 3Q07 conference cill. 44 Kl’S, perG orop;inv 3Q07 Median 1.8 1.6 10.6 y.s 27.1 22.8 1.6 1.3
—— -— -— —— -— —— — conference ciH, pin.[1]; Jilnictj 1 .PS lor 9 monlli.^ em cd ()’)/ 3(1/07. 2(iimi-; KPSbnseJ on jpjklunce of S1.9-) — 51.99 UPS per —— —— —— —— —— —
ever core pa rt n e r s
14

Preliminary Valuation Analysis

Confidential

Analysis of Select Precedent Transactions

($ in millions)

Ann. Date	Target	Acquiror	TEV	TEV / LTM Revenue	TEV / LTM EBITDA
08/13/07	Leapfrog Day Nurseries Ltd [1]	Busy Bees Childcare Ltd	$63	0.7x	12.4x
06/28/07	Asquith Day Nurseries Ltd	Dawnay Day, Swordfish Investments	190	NA	NA
06/04/07	Laureate Education Inc	Doug Becker (CEO), KKR, Citigroup PE, SAC Capital	3,883	3.1	16.6
12/14/06	Busy Bees Childcare Ltd [2]	ABC Learning Centres Ltd	110	2.2	5.9
12/13/06	La Petite Academy Inc. [3]	ABC Learning Centres Ltd	330	0.8	10.2
09/25/06	Educate Inc [4]	Educate Management, Sterling Capital, Citigroup PE	534	1.5	10.7
09/05/06	College Coach, LLC	Bright Horizons Family Solutions	12	1.9	NA
08/08/06	Children's Courtyard LP [5]	Learning Care Group Inc	66	NA	6.1
07/07/06	Hutchisons Child Care Svsc Ltd	ABC Learning Centres Ltd	78	1.8	16.5
06/21/06	Concorde Career Colleges, Inc	Liberty Partners	97	1.0	12.6
03/15/06	Kids Campus Ltd	ABC Learning Centres Ltd	133	3.4	41.4
03/06/06	Education Management Corporation	Providence Equity, Goldman Sachs Capital	3,141	2.9	10.9
11/15/05	Learning Care Group Inc	ABC Learning Centres Ltd	176	0.8	16.1
06/28/05	ChildrenFirst Inc	Bright Horizons Family	50	1.6	NA
11/05/04	KinderCare Learning Ctr Inc	Knowledge Learning Corp	973	1.1	6.9
09/09/04	Child Care Centres Australia	ABC Learning Centres Ltd	53	2.0	17.7
09/09/04	Peppercorn Mgmt Grp Ltd	ABC Learning Centres Ltd	160	2.0	18.9
04/30/04	Leapfrog Day Nurseries	Nord Anglia Education PLC	107	2.7	16.6
03/26/03	Whitman Education Group, Inc	Career Education Corp	268	2.4	15.7
03/18/03	Ross University	DeVry	310	5.0	12.4
03/11/03	Sylvan Learning Systems K-12 Tutoring [6]	Apollo Management LP	288	1.3	8.5
03/04/03	Aramark Educational Resources [7]	Knowledge Learning Corp	265	0.6	5.0
04/27/98	CorporateFamily Solutions Inc	Bright Horizons Holdings Inc	118	1.4	38.4
03/30/98	Children's Discovery Centers	Knowledge Beginnings Inc	91	1.0	8.7
03/30/98	Jigsaw Day Nurseries Ltd	Jigsaw Management / 3i	50	4.3	NA
03/19/98	La Petite Academy (Vestar/LPA)	Chase Capital Partners	290	NA	NA
			Mean	2.0x	14.7x
			Median	1.8	12.4

(1) Based on 2009E EBITDA estimate per Company press release.
(2) Based on 2008E EBITDAR estimate per Company press release. LTM revenue estimated from Company investor presentation.
(3) Based on 10Q of last reported quarter ending 04/08/06 and 10K of fiscal year ending 07/02/05.
(4) Based on 2007E EBITDA of $50 million per Company proxy statement (05/11/07); LTM EBITDA of $26 million implies 20.5x multiple.
(5) Based on 2007E EBITDA estimate in Company press release.
(6) Based on average estimated transaction value of $275-$300 million.
(7) Includes $40 million assumed debt, which is subject to right of prepayment for $25 million within 12 months of closing.

EVERCORE PARTNERS 15

Preliminary Valuation Analysis
Confidential
Present Value of Future Stock Price Analysis
($ in millions, except per share data)
Potential future values are discounted to the present at an assumed equity cost of capital
201 2E EBITDA 9.0x 9.5x lO.Ox 10.5x ItOx —— — $224.7$224.7$224.7$224.7 §224.7 TEV- 12/31/12 $2,02252,135$2,24732,359 $ 2,472
Less: Net Debt 292292292292 292
Equity Value- 12/31/12 FD Shares Outstanding Share Price- 12/31/12 $2,314 $2,426 $2,539 $2,651 $2,76327.2
27,2 27.2 27.2
27.2
—— — $85.08$89.21$93.35$97.48 $ 101.61
PV of Future Share Price S50.49 $52.94 $55.40 $57.85 $ 60.30
Plus: PV of Future Dividends Received SO.OO $0.00 $0.00 SO.OO $ 0.00
—— — Implied Value per Share — 12/31/07 $50.49$52.94$55.40$57.85 $ 60.30
Assumed Cost of Equity Assumed 2012E EBITDA Multiple — 9.0x 9.5x lO.Ox lO.Sx 11.0x —— — 10,0% $52.83$55.40S57.96$60.53 $ 63.09
11.0% 50.49 52.94 55.40 57.85 60.30
12.0% Sourer. I’roJL-L’ii-il 201 Z\:. liBi’l’DA niltl nut dubl (nul rash) b:uicil <m Company nwnfl^irmciil. !’’ully UitutcJ slutx[1] 48.28 50,62 52.97 55.31 57.66
—— — count b;isud on nnnu rucuiii (^impunv filings. —
evercore partners

Preliminary Valuation Analysis
Confidential
Discounted Cash Flow Analysis — Management Case
($ in millions, except per share data)
Terminal EBITDA Multiple lO.Ox lO.Sx 9.0x 9.5x 11.0x
Discount Rate
10.0% 31,554 51,624 51,693 51,763 551,833
10,5% 1,522 1,590 1,658 !,727 1,795
11.0% 1,491 1,558 1,625 1,691 1,758
11.5% 1,461 1,526 1,591 1,657 1,722
12.0% 1,432 1,496 1,559 1,623 1,687 —— —— —— —— —
Terminal EBITDA Multiple
Discount Rate
9.0x 9.5x ll.Ox lO.Sx
lO.Ox
10.0% $56.45 859.01 ?61.58 $64.14 166,71
10.5% 55.28 57.79 60,30 62.80 65.31
11,0% 54,15 56.60 59.05 61.50 63.95
11.5% 53.04 55.44 57.83 60.23 62.63
12,0% 51.96 54.31 56.65 58.99 61.34 —— —— —— —— —
Terminal EBITDA Multiple
Discount Rate
9.5x ll.Ox 9.0x lO.Sx
lO.Ox
10.0% 4.2% 4.5% 4.7% 5.0% 5.2%
10.5% 4.6% 4.9% 5.2% 5.4% 5.6%
11.0% 5.1% 5.4% 5.7% 5.9% 6.1%
11.5% 5.5% 5.8% 6.1% 6.4% 6.6%
12.0% 6.0% 6.3% 6,6% 6.8% 7.1% —— —— —— —— —
Source: Projections b;iseii nn Company n’Miiiifjcnu’nl, I’iilly diluted sli:irc count baseil on most recent Company filings, Net dubl (tK’t c:isli) b:iscti nn 2007K ye;ir t-nJ per Company mimiKcmenl.
evercore partners
17

Preliminary Valuation Analysis
Confidential
| | | Leveraged Buyout Analysis — Sources and Uses } ($ in millions) —— —— —— { 2007E EBITDA Coupon Net } Share Price ED Shares (mm) $50.00 S54.00 27.5 Equity Value Net Debt Total Enterprise Value 27.5 — Si, 372.6 $1,485.6 18.5 18.5 Si ,391. 2 SI ,504.2 —— Amount Leverage Indicative Flex OID Amount —— —
| | | Revolver SO.O — L + 1.0% SO.O L + 500 1.0% 346.5 3.0% 350 Term Loan 350.0 3,2x L + 350 291.0
Mezzanine Debt 300.0 2.8 11.50% HoldCoPIK 75.0 0.7 13.00% 3.0% 72.8 As a Mulriple of: 2QQ7E 2008E 2007E 2008E —— —— —— —
Total Debt S725.0 6.7:c S710.3 Revenue 1.8x 1.6x 1.9x 1.8x EBITDA 12.9 11.2 13,9 12.1
EPS ‘” 29.6 25.4 31.9 27,5
—— — ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^P — 1 Sources 1 [ Sources I —— — —— -
Term Loan (net of OID) Amount % Total Term Loan (net of OID} Amount % Total —— — S346.5 24.2% 3346,5 22.4% Mezzanine Debt (net of OID) 291.0 20.3% Mezzanine Debt (net of OID) 291.0 18.8% HoldCoPIK (net of OID) 72.8 5.1% HoldCoPIK (net of OID) 72.8 4.7% Sponsor Equity 720,9 50,4% Sponsor Equity 833.9 54.0% —— — Total Sources $1,431.2 100.0% Total Sources $1,544.2 100.0% —— —— —— —
| Uses 1 j Uses ___J —— — —— —
Equity Purchase Price @ $50.00 51,372.6 Equity Purchase Price @ £54.00 51,485.6
Refinance Existing Debt 24.2 Refinance Existing Debt 24.2
Existing C;)sh (5.7) Existing Cash (5.7)
Transaction Expenses (estimated) 40,0 Transaction Expenses (estimated) 40,0
— Total Uses $1,431.2 Total Uses $1,544.2
Source: b:isl-ij nil indiciliu.[1] fireman^ IcriiiK per CSS proposal, i’’u!lv diluted sh;tre count biised on most fL’Cent C(Hiip:Lnv filing Nut dubt (net c-.ish) based on 2IHI7K \’u.ir uiitl per Compunv miinii^L’meni. —
evercore partners
18

Preliminary Valuation Analysis

Confidential

Leveraged Buyout Analysis – Management Case

Indicative Terms [1]

Required IRR	Assumed Total Debt / 2007E EBITDA				
	6.2x	6.5x	6.7x	7.0x	7.2x
15.0%	$53.50	$53.82	$54.14	$54.45	$54.77
16.3%	51.84	52.19	52.54	52.89	53.24
17.5%	50.27	50.65	51.04	51.42	51.80
18.8%	48.80	49.22	49.63	50.04	50.46
20.0%	47.43	47.87	48.31	48.75	49.19

Note: Assumes 10.0x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple				
	9.0x	9.5x	10.0x	10.5x	11.0x
15.0%	$50.27	$52.20	$54.14	$56.07	$58.00
16.3%	48.87	50.71	52.54	54.37	56.20
17.5%	47.57	49.30	51.04	52.77	54.51
18.8%	46.34	47.98	49.63	51.28	52.92
20.0%	45.18	46.75	48.31	49.87	51.43

Note: Assumes leverage of 6.7x Total Debt / 2007E EBITDA

Maximum Flex [2]

Required IRR	Assumed Total Debt / 2007E EBITDA				
	6.2x	6.5x	6.7x	7.0x	7.2x
15.0%	$53.31	$53.61	$53.92	$54.22	$54.52
16.3%	51.65	51.99	52.33	52.66	53.00
17.5%	50.10	50.47	50.84	51.21	51.58
18.8%	48.64	49.04	49.44	49.84	50.24
20.0%	47.27	47.70	48.13	48.56	48.99

Note: Assumes 10.0x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple				
	9.0x	9.5x	10.0x	10.5x	11.0x
15.0%	$50.05	$51.98	$53.92	$55.85	$57.78
16.3%	48.66	50.50	52.33	54.16	55.99
17.5%	47.37	49.10	50.84	52.57	54.31
18.8%	46.15	47.80	49.44	51.09	52.74
20.0%	45.01	46.57	48.13	49.69	51.26

Note: Assumes leverage of 6.7x Total Debt / 2007E EBITDA

Source: Projections based on Company management. Fully diluted share count based on most recent Company filings. Net debt (net cash) based on 2007E year end per Company management.
Note: Leverage assumed to remain proportional between term loan, mezzanine debt and Holdco PIK.
(1) Based on indicative financing terms per GS proposal.
(2) Assumes interest rate on Senior Debt increases the maximum 150 bps per GS proposal (125 bps market flex plus 25 bps Ratings Condition flex).

EVERCORE PARTNERS

19

Preliminary Valuation Analysis

Confidential

Leveraged Buyout Analysis – Sensitivity Case

Indicative Terms (1)

Required IRR	Assumed Total Debt / 2007E EBITDA 6.2x	6.5x	6.7x	7.0x	7.2x
15.0%	$46.29	$46.61	$46.93	$47.24	$47.56
16.3%	45.00	45.35	45.71	46.06	46.41
17.5%	43.80	44.18	44.56	44.94	45.33
18.8%	42.66	43.08	43.49	43.90	44.31
20.0%	41.60	42.04	42.48	42.92	43.36

Note: Assumes 10.0x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple 9.0x	9.5x	10.0x	10.5x	11.0x
15.0%	$43.70	$45.31	$46.93	$48.54	$50.15
16.3%	42.65	44.18	45.71	47.23	48.76
17.5%	41.66	43.11	44.56	46.01	47.46
18.8%	40.74	42.11	43.49	44.86	46.24
20.0%	39.87	41.18	42.48	43.78	45.09

Note: Assumes leverage of 6.7x Total Debt / 2007E EBITDA

Maximum Flex (2)

Required IRR	Assumed Total Debt / 2007E EBITDA 6.2x	6.5x	6.7x	7.0x	7.2x
15.0%	$46.09	$46.39	$46.69	$47.00	$47.30
16.3%	44.81	45.15	45.49	45.82	46.16
17.5%	43.61	43.98	44.35	44.72	45.09
18.8%	42.49	42.89	43.29	43.69	44.09
20.0%	41.44	41.87	42.29	42.72	43.15

Note: Assumes 10.0x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple 9.0x	9.5x	10.0x	10.5x	11.0x
15.0%	$43.47	$45.08	$46.69	$48.31	$49.92
16.3%	42.43	43.96	45.49	47.01	48.54
17.5%	41.46	42.91	44.35	45.80	47.25
18.8%	40.54	41.92	43.29	44.67	46.04
20.0%	39.69	40.99	42.29	43.60	44.90

Note: Assumes leverage of 6.7x Total Debt / 2007E EBITDA

Source: Sensitivity case based on 2008E management projections and 10% revenue growth and 15% EBITDA margin from 2008E-2012E. Fully diluted share count based on most recent Company filings. Net debt (net cash) based on 2007E year end per Company management.

Note: Leverage assumed to remain proportional between term loan, mezzanine debt and Holdco PIK.

(1) Based on indicative financing terms per GS proposal.

(2) Assumes interest rate on Senior Debt increases the maximum 150 bps per GS proposal (125 bps market flex plus 25 bps Ratings Condition flex).

Evercore Partners

20

III. Process Considerations
Ev erg ore partners

Process Considerations $ Confidential Potential Financial Buyers ($ hi millions) Already Contacted Tier I Tier II 21

Process Considerations $ Confidential Potential Financial Buyers (cont’d) ($ hi millions) Company Fund Size Relevant Previous and Current Investments Tier II (cont’d) 22

Process Considerations

Confidential

Potential Strategic Buyer Universe

Tier I

ABC LEARNING CENTRES

Knowledge Learning Corporation

Tier II

Category	Representative Companies	Strategic Rationale
Education Services	The Washington Post Company / KAPLAN	▪ Expand local center presence, extend education services to a broader age group, and create a more comprehensive learning solution from infant to professional
Education Publishers	PEARSON; Mc Graw Hill	▪ Create a more local, center-based educational program ▪ May complement VUE's test center business
HR Services	CERIDIAN; PAYCHEX; Hewitt; ADP; Administaff	▪ Extend HR and benefits solutions ▪ Create greater client loyalty and a more defensible position with respect to outsourced HR services
Other Business Services	Sodexho Alliance; Compass Group	▪ Extend outsourced business to HR solutions (food, maintenance, etc) ▪ Create greater client loyalty and a more comprehensive business services solutions

EVERCORE PARTNERS

23

Process Considerations
Confidential
ABC Learning — Illustrative Ability to Pay Analysis
($ in millions, except per share data)
All Cash Transaction
All Cash Transaction
Pre-Tax Interest Rate
Purchase Price per Share
$56.00
$48.00 $50.00 $52.00 $54.00
8.0% ($0.02) (30.03) ($0.03) (50.04) ($0.04)
9.0% (0.04) (0.04) (0.05) (0.06) (0.06)
10.0% (0.05) (0.06) (0.07) (0.07) (0.08)
11.0% (0.07) (0.08) (0.09) (0.09) (0.10)
12.0% (0.09) (0.10) (0.10) (0.11) (0.12) —— —— —— —— —
Pre-Tax Interest Rate
Purchase Price per Share
$56.00
$48.00 $50.00 $52.00 $54.00
8.0% $15 $20 $24 ?29 S33
9.0% 28 33 38 44 49
10.0% 41 47 53 58 64
11.0% 55 61 67 73 79
12.0% 68 75 81 88 95 -— -— -— — —
50%/50% Cash/Stock Transaction
Pre-Tax Interest Rate
Purchase Price per Shate
$48.00 $50.00 $52.00 $54.00 $56.00
8.0% (S0.04) ($0.05) ($0.05) ($0.06) ($0.06)
9.0% (0.05) (0.05) (0.06) (0.06) (0.07)
10.0% (0.05) (0,06) (0.07) (0.07) (0.08)
11.0% (0.06) (0.07) (0.07) (0.08) (0.08)
12.0% (0.07) (0.07) (0.08) (0.09) (0.09) —— —— —— —— —
| | | | | | | 1 50%/50% Cash/Stock Transaction 1 - —— - Pte-Tax Purchase Price per Share — Interest Rate $48.00 $50.00 $52.00 $54.00 $56.00 —— —— —
| | | | | | | 8.0% $31 536 540 544 $48
9.0% 37 41 45 50 54
10.0% 42 47 51 55 60
11.0% 47 52 57 61 66
12.0% 53 58 62 67 72
—— —— —— —— —
Source: \\\(\ Learning productions basuiJ on Citigroup research uSlimvitcs (1(1/29/07).
Note: Aj^umr£ “10“Ji ux fiiiL[1] ;md 11 lav ilubt niiscij to fimJ C;ish portion of hcljuikuhmv Assume H”••» hiiltl-si nilf. Kxtsim^ c;isli nol u^td in triiii^iicuon. I includes l.r;ins:itlioii i’cus.
EV li RCC) R E paRT N E RS
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Process Considerations
Confidential
| | | | ABC Learning — } Illustrative Ability to Pay Analysis (cont’d) } { ($ in millions) } —— —— — jE pHa!i;;ii^MfeJgggg —
| | | |
· Macquaric Research (08/28/07): “Around §285mm of existing debt facilities are unused and a §40Qmm equity injection from Temasek is still to be paid, providing ABC with A$685mrn of capital to pursue further acquisitions” a Austock Securities (08/28/07): “A new facility of $1.48bn, and $600mm in a completed convertible note issue results in additional existing headroom of ~A$870 mm, i.e. $9 50mm less Leapfrog acquisition of A $7 5 mm”
1 All Cash Transaction —
Purchase Price per Share Standalone ABC —
$4S.OO $50,00$52.00$54.00 $56,00 —— —— —
2.8x 4.9x 5,0x 5.1x 5.2x 5.4x PreTax Synergies —— —— —— —
si o.o 4.8x 4.7 4.6 4.5 4.4 4.9x 5.0x 5.2x 5.1 5.0 4.9 4.8 20.0 5.1x 4.8 4.9 30.0 5.0 4.7 4.8 40.0 4.9 4.6 4.7 50,0 4.8 4.5 4.6 4.7 —— —— —
| 50%/50% Cash/ Stock Transaction —
Purchase Price per Share Standalone ABC —
$48.00 $50.00$52.00$54.00 $56.00 —— —— —
2.8x 3.5x 3.6x 3.6s 3.7x 3.7x Pre-Tax Synergies —— —— —— —
SI 0.0 20.0 30.0 40.0 3.4x 3.4 3.3 3.2 3.2 3.5x 3.5s 3.7x 3.6 3.5 3.4 3.4 50.0 3.6x 3.4 3.5 SfJurcL[1]: 3.5 3.3 3.4 A1K, i^umnij^ pro 3.5 3.3 3.3 Nniu: lixcliiJi-’s 3.4 3.2 3.3 ij’imsiicUiM 3.3 —— —— —
L-ciiims b;isc fvuK. J on Gifinroup rtiscnrcli i:slim;iics {HI/2’J/(I7). —— —
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Appendix
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A. Detailed Financial Analysis
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Detailed Financial Analysis
Confidential
Financial Projections — Management Case ($ in millions) CAGR Revenue 2006 2007E 2008E 2009E 2010E 2011E 2012E ‘07E-’12E —— —— —— —— —— —— —— —
§697.9 $775.5 §853.6 $ 966.3 §1,092.9 $1,235.0 Si, 395.5 12.5% % Growth 11.1% 10.1% 13.2% 13.1% 13.0% 13.0% COGS (ex. Depreciation) (544.1) (15.5) (600.4) (19.2) (655.5) (21.5) (738.4) (23.4) (831.6) (26.8) (937,8) (29.3) (1,058.3) (31.8) Depreciation Gross Margin % Margin % Growth —— —— —— —— —— —— — §138,3 19.S% $155.920.1%12.7% Si 76.6 20.7% 13.3% $204.521.2%15.8% $234.521.5%14.7% $267.921.7%14.2% $305.521.9%14.0% 14.4% SG&A Amortization (63.2)(34) (71.6) (4.8) (78.9) (4.9) (87.3) (5.1) (96.7) (5.3) (107,2) (5.6) (119.1) (5.8) Operating Income % Margin % Growth —— —— —— —— —— —— — §71,7 10.3% S79.6 10.3% 11.0% $92.810.9%16.7% £112.1 11.6% 20.8% S132.5 12. 1% IS. 2% SI 55.1 12.6% 17.!% $180.612.9%16.4% 17.8% D&A EBITDA 18.9 24.0 26.4 28.5 32.1 34.8 37.6
—— —— —— —— —— —— — $ 90.5 $103.5 S119.2 5140.6 $164.6 $ 190.0 $218.2 16.1% Equity Expense Adjusted 3.6 4.6 5.6 5.8 6.0 6.2 6.5
EBITDA % Margin % Growth —— —— —— —— —— —— — S94.1 §108.1 13.9% §124.7 14.6% 15.4% S146.4 15.2% 17.4% $170.615.6%16.6% $196.215.9%15.0% $224.716.1%14.5% 15.8% 13.5% !4.<J% Net Interest Expense PBT fO.4) (0.9) (0.0) 1.8 3.9 6.8 10.6
—— —— —— —— —— —— — 571.3 S78.7 $92.8 5113.9 SI 36.4 $ 161.9 $191.2 19.4% Taxes Tax Rate (29.6) •11.5% (33.0) 41.9% (38.7) 41.7% (47.3) 41.5% (56.5) 41.4% (66.9) 41.3% (78.8) 41.2% Net Income —— —— —— —— —— —— — §41.7 $ 45.7 $54.1 S66.6 $ 80,0 $ 95.1 $112.4 19.7% % Marc/n % Growth 6.0% 3.9% 6.3% IS.4% 6.9% 23.1% 7.3% 20.0% 7.7% IS. 9% S.l% 1S.3% 9.7% Snurci;: Cump;iny rramgcmcni. —
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Detailed Financial Analysis
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Financial Projections — Sensitivity Case ($ in millions) CAGR Revenue 2006 2007E 2008E 2009E 2010E 2011E 2012E ‘07E-’12E —— —— —— —— —— —— —— —
S697.9 S775.5 3853.6 $939.0 $1,032.9 SI, 136.2 51,249.8 10.0% % Grwth 11,1% 10.1% 10.0% 10.0% 10.0% 10.0% COGS (ex. Depreciation) Depreciation Gross Margin (544.1) (15.5) (600.4) (19.2) (655.5) (21.5) (719.1) (22.7) (792.6) (25.3) (873.3) (26.9) (962.2) (28.5) % Margin % Growth —— —— —— —— —— —— — $138.3m’% SI 55.9 20.1% 12.7% SI 76.6 20.7% 13.3% SI 97.2 21.0% 11.6% $215.020.S%9.0% $235.920.5%9.7% S259.1 20.7% 9.8% 10.7% SG&A Amortisation Operating Income % Margin % (63.2) (3.4) (71.6) (4.8) (78.9) £9) (84.8) (5.0) (91.3) (5.0) (98.6) (5.1) (106.6) (5.2) Growth —— —— —— —— —— —— — 571.7 10.3% S79.6 10.3% 11.0% $ 92.8 SI 07.4 11.4% If. 7% $118.6 11,5% $132.1 11.6% 11.4% $147.3/1.S%11.5% 131% ;o.r/o 10.4% ^.7% D&A EBITDA 18.9 24.0 26.4 21.1 30.4 32.0 33.7
—— —— —— —— —— —— — $ 90.5 SI 03.5 $ 119.2 S13S.1 S148.9 $164.2 $ 181.0 11.8% Equity Expense Adjusted EBITDA % Margin % Gron’lh 3.6 4.6 5.6 5.8 6.0 6,2 6.5
—— —— —— —— —— —— — $94.113.5% $108.1 13.9% 14.9% 5124.7 / •/.<?% SI 40,8 fxO% 12.9% $154.915.0%10.0% SI 70.4 15.0% 10.0% $187.515.0%10.0% 11.6% /j.J% Net Interest Expense PBT (0.4) (0.9) (0.0) 1.8 3.9 6.8 10.6
—— —— —— —— —— —— — $ 71.3 S78.7 S92.8 SI 09.1 $ 122.5 $138.9 $ 157.9 15.0% Tuxes Tax Rii/<” (29.6) 41.5% (33.0) 41.9% (38.7) 41.7% (45.3) •//,5% (50.7) 41.4% (57.4) •ft. 3% (65.1) 41.2% Net Income —— —— —— —— —— —— — 141.7 $45,7 554.1 563.8 S71.8 $ 81.6 $ 92.8 15.2% % Margin % Gniii’f/i tf.0% 5.9% 9.7% 6.3% IS. 4% tf.tf% 1S.O% 6.6% 12.4% 6.6% 13.6% 6.7% 13.8% N<Hc: Sciisiliviiy cast lnsu\ on 200BK niiin^unicni projections ami HI”. i rt-’VL’iinc growth :inJ 15% IDA margin fn im2(l!IHi;-20l21’. JiBI[1] —— —— —— —— —
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Detailed Financial Analysis
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Financial Projections — Balance Sheet ($ in thousands) 2007E 2008E 2009E 2010E 20HE 2012E —— —— —— —— —— — ASSETS (lash & Kt|uiv:!fents 55,681 52-!, -182575 ,510 5130,291 5205,384 5291,689
Accounts Receivable 39,837 42,096 46,201 52,401 59,045 66,528
Prepaid Expenses 19,388 21,340 24,156 27,323 30,876 34,889
Deferred income Taxes 14,332 14,832 15,832 17,332 19,332 21 ,332 —— —— —— —— —— — Total (Current Assets 579,238 SI 02,750 5161,699 5227,347 5314,637 5414,438
Net Fixed Assets 5153,076 5166,426 5181,692 5205,512 5221,245 5236,813
Other Assets (incl intangibles) 216,578 230,138 247,000 266,157 289,400 320,521
—— —— —— —— —— —— —
Total Assets $ 448,892 $499,314 $590,391 $699,016 $ 825,282 5971,772
—— —— —— —— —— —— —
LIABILITIES Accounts Payable 556,024 563,061570,344 580,550 591,410 5103,037
Line of Credit 24,128 — — — . -
Current Portion of Long-Term Deb; 100 — — — . -
Income Taxes Payable 5,507 5,000 5,250 5,250 5,500 6,000
Deferred Revenue 44,591 49,083 55,560 62,844 71,015 80,244
Other Current Liabilities 11,917 12,513 13,139 13,796 14,486 15,210
—— —— —— —— —— — Total Current Liabilities 5142,267 5129,657 5144,293 SI62/MO 5182,411 5204,491
Deferred Income Taxes 53,182 53,682 54,182 54,682 55,182 55,682
Other Deferrals 14,140 14,8-17 1 5,590 16,369 17,188 18,047
Accrued Rent 11,077 11,520 11,981 ! 2,460 12,959 13,477
Other Liabilities 7,755 8,536 9,663 10,929 12,350 13,955
—— —— —— —— —— — Total Non-Current Liabilities 536,154 538,5855-11 ,416 544,440 547,679551 ,161
Total Liabilities 5178,421 5168,242 5185,709 5206,880 5230,090 5255,652
EQUITY Total lit]uity 5270,471 5331,072 S-104,682 5492,136 5595,! 92 5716,120
—— —— —— —— —— —— —
Total Liabilities & Equity $ 448,892 5499,314 $590,391 $699,016 $ 825,282 5971,772
—— —— —— —— —— —— —
Simrce: Company m;imi;tiiii>in —
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Detailed Financial Analysis
Confidential
Financial Projections — Cash Flow Projections ($ in thousands) 2007E 2008E 2009E 2010E 2011E 2012E —— —— — Net Income 545,623 554,102 566,009 579,954 595,056 5112,428
Depreciation 19,236 21,450 23,384 26,780 29,266 31,832
Amortisation 4,750 4,940 5,138 5,343 5,557 5,779
Changes in Assets /Liabilities 6,672 8,837 9,047 9,804 10,514 11,565
—— —— — Operating Cash How 570,281 589,329 5104,178 5121,881 5140,393 5161,604
Investments Capital 535,000 534,800 538,650 550,600 545,000 547,400
Acquisitions 28,500 18,000 21,500 24,000 28,300 36,400
—— —— — Total Investments 503,500 552,800 560,150 574,600 573,300 583,800
Financing Debt incr (deer) (S15,1’!B) (524,228) .
Hijuity Issuances/Option Exercises 6,000 6,500 57,000 57,500 58,000 58,500
Treasury Stock (5,195) — .
Other 128 — .
—— — - Financing Cash How (514,215) (517,728) 57,000 57,500 58,000 58,500
Net Cash How {51,434) 518,801 551,028 554,781 575,093 586,30-1
Bejjpnmng Cash 57,115 55,681 524,482 575,510 5130,291 5205,38-1
—— —— — Ivnding Cash 55,681 52-5,482 575,510 5130,291 5205,384 5291,688
—— —— — Source; Company managcrornL —
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Detailed Financial Analysis

Confidential

WACC Analysis

($ in millions, except per share data)

Company	Share Price 11/02/07	Market Equity Value	Total Debt	Preferred Stock	Total Debt and Preferreds	Debt and Pref. / Total Cap.	Adjusted Beta	Unlevered Beta
Pre-K-12 Schools/Centers								
ABC Learning Centres	$5.91	$2,765	$1,616	$0	$1,616	36.9%	1.11	0.82
The Princeton Review, Inc.	8.77	258	18	6	24	8.4%	0.04	0.04
Nobel Learning Communities, Inc.	15.14	162	2	0	2	1.3%	0.36	0.35
					Mean	**15.6%**		**0.41**
For-Profit Colleges								
Apollo Group, Inc.	$80.25	$14,151	$0	$0	$0	0.0%	0.96	0.96
ITT Educational Services, Inc.	124.33	5,243	150	0	150	2.8%	0.97	0.96
DeVry Inc.	53.05	3,830	0	0	0	0.0%	1.18	1.18
Career Education Corp.	34.79	3,210	15	0	15	0.5%	0.70	0.69
Strayer Education Corp.	185.00	2,762	0	0	0	0.0%	0.79	0.79
Corinthian Colleges, Inc.	16.04	1,361	128	0	128	8.6%	1.00	0.94
Capella Education Company	69.99	1,228	0	0	0	0.0%	0.79	0.79
Universal Technical Institute	18.92	538	0	0	0	0.0%	0.81	0.81
Lincoln Educational Services Corp.	13.90	365	31	0	31	7.9%	0.83	0.79
					Mean	**2.2%**		**0.88**
Other Education Services								
Washington Post	$800.15	$7,607	$406	$12	$417	5.2%	0.53	0.52
Scholastic Corp.	37.60	1,484	581	0	581	28.1%	0.74	0.60
Blackboard Inc.	43.60	1,318	161	0	161	10.9%	0.95	0.88
School Specialty, Inc.	33.50	719	501	0	501	41.0%	0.74	0.52
Renaissance Learning, Inc.	12.73	369	0	0	0	0.0%	1.46	1.46
					Mean	**17.8%**		**0.80**
				Total Comp Set Mean		**8.9%**		**0.77**
Swingset	**$37.84**	**$1,029**	**$15**	**$0**	**$15**	**1.5%**	**1.27**	**1.26**

Swingset WACC Calculation:

	Beta Assumption: Swingset Low	Swingset High	ABC Learning	For-Profit Colleges	Total Comp Set
Risk-free Rate (1)	4.4%	4.4%	4.4%	4.4%	4.4%
Unlevered Beta (2)	0.90	1.25	0.82	0.88	0.77
Debt and Pref. / Total Capitalization	1.5%	1.5%	36.9%	2.2%	8.9%
Adjusted Equity Beta	0.91	1.26	1.11	0.89	0.82
Market Risk Premium (3)	6.0%	6.0%	6.0%	6.0%	6.0%
Equity Cost of Capital	9.8%	11.9%	11.0%	9.7%	9.3%
Pre-Tax Cost of Debt	8.0%	8.0%	8.0%	8.0%	8.0%
After-Tax Cost of Debt	4.8%	4.8%	4.8%	4.8%	4.8%
Swingset WACC	**9.7%**	**11.8%**	**8.7%**	**9.6%**	**8.9%**

Source: FactSet, Bloomberg and Company filings.
(1) 10-year Treasury as of 11/02/07.
(2) Represents 2-year adjusted weekly betas from Bloomberg and Factset for companies other than Swingset, unlevered based on current capitalization. Swingset low and high unlevered beta based on 10-year historical adjusted beta range.
(3) Wall Street average.

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Swingset Historical Adjusted Beta
Daily
Weekly
Monthly
| | | | | | | | | { 1 Year 2 Years 3 Years 4 Years 5 Years 6 Years 7 Years 8 Years 9 Years 10 Years } —
| | | | | | | | |
0.98 1.05 1.07 1.02 0.92 0.90 NA NA NA NA
1.41 1.28 1.17 1.13 0.95 1.00 1.00 0.88 0.84 0.81
1.06 1.15 1.23 1.31 1.11 0.78 0.68 0.79 0.82 0.87
Average Median 1.15 1.06 1.16 1.16 1.17 1.15 1.13 0.99 0.95 0.89 0.90 0.84 0.84 0.84 0.84 0.83 0.83 0,84 0.84 1.15
Low 0.98 1.05 1.07 1.02 0.92 0.78 0.68 0.79 0.82 0.81
High 1.41 1.28 1.23 1.31 1.11 1.00 1.00 0.88 0.84 0.87
—— —— —— —— —— —— —— —— —— —— —
Source: Bloomberg, .is of last pricu- on II /02/07.
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Detailed Financial Analysis
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Discounted Cash Flow Analysis — Management Case ($ in millions) — | Assumptions j — Closing Date 12/31/07 Terminal EBITDA Multiple lO.Ox Discount Rate 11.0% Revenue 2007E 2008E 2009E 2010E 2011E 2012E —— —— —— — 5775,5 S853.6S9 66.3 SI, 092.9 51,235.0 51,395.5 % Growth 10.1% 13.2% 13.1% 13,0% 13.0% Adjusted EBITDA % Margin % Growth S108.1 S124.7S1 46.4 13.ff% S170.6S 15.6% 16.6% 196,2 15.9% 15.0% S224.7 16.1% 14.5% 14.6% 15.2% 15.4% 17.4% D&A 24.0 26.4 28.5 32.1 34.8 37.6 Ecjuitj’ Expense 4.6 5.6 5.8 6.0 6.2 6.5 EBIT S79.6 S92.8 SI 12.1 S132.5S 155.1 S180.6 % Margin % Growth 10.3% 10.9% 11,6% 16.7% 12.1% 18.2% 12.6% 17.1% 12.9% 16.4% 20.S% Less: Untevered Taxes Plus: (3S.7) (46.5) 26.4 28.5 (54.9) 32.1 (50.6) (64,1) 34.8 (45.0) (74.4) 37.6 (47.4) U.6 Depreciation & Amortization (34.8) (38.7) 8,8 9,0 9.8 10.5 Less: Capital Expenditures (Increase)/Decrease in Working Capital Unlevercd Free Cash Fknv —— —— —— —
S54.5 S64.5 S69.0 S91.4 S108.0 % of Sahs % Growth 6.4% 6.7% 1SJ% 6.)% 7.0% 7.4% 32.5% 7.7% !S.1% Terminal Value Implied S51.8 S55.1 S53.1 S63.4 52,247,1 5.7% S67.5 51,333.5
Perpetuity Growth Rait PV of Unlevertd Free Cash Flow Total Enterprise Value Less: Net Debt Equity Value FD Shares Outstanding Share Price — | $1,624.5 | — (18.5) SI, 606,0 rj d ,^.Li,M — S59.05 SourCL[1]: Oimp:mv nun;ij;i:i’nciu. —
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Confidential

Leveraged Buyout Analysis – Management Case

($ in millions)

	2007E	2008E	2009E	2010E	2011E	2012E
Income Statement						
Revenue	$775.5	$853.6	$966.3	$1,092.9	$1,235.0	$1,395.5
EBITDA	108.1	124.7	146.4	170.6	196.2	224.7
D&A	24.0	26.4	28.5	32.1	34.8	37.6
EBIT	$84.1	$98.4	$117.9	$138.5	$161.4	$187.1
Interest Expense, net		(72.4)	(71.3)	(69.5)	(66.6)	(62.1)
Tax Expense		(10.8)	(19.3)	(28.6)	(39.1)	(51.5)
Net Income		$15.1	$27.3	$40.4	$55.6	$73.5
Cash Flow Statement						
Net Income		$15.1	$27.3	$40.4	$55.6	$73.5
Plus: Non-Cash Interest		10.4	11.9	13.5	15.4	17.6
Plus: D&A		26.4	28.5	32.1	34.8	37.6
Less: Change in NWC		8.8	9.0	9.8	10.5	11.6
Less: Capital Expenditures		(34.8)	(38.7)	(50.6)	(45.0)	(47.4)
Cash to Service Debt		$26.0	$38.1	$45.3	$71.4	$92.8
Balance Sheet						
Cash		$0.0	$0.0	$0.0	$0.0	$0.0
Term Loan		324.0	286.0	240.7	169.3	76.5
Mezzanine Debt		300.0	300.0	300.0	300.0	300.0
HoldCo PIK		85.4	97.3	110.8	126.2	143.8
Net Interest Expense						
Income on Cash		$0.0	$0.0	$0.0	$0.0	$0.0
Interest on Term Loan (8.16%)		(27.5)	(24.9)	(21.5)	(16.7)	(10.0)
Interest on Mezz. Debt (11.50%		(34.5)	(34.5)	(34.5)	(34.5)	(34.5)
Interest on PIK Debt (13.00%)		(10.4)	(11.9)	(13.5)	(15.4)	(17.6)
Net Interest Expense		($72.4)	($71.3)	($69.5)	($66.6)	($62.1)
Credit Ratios						
EBITDA / Interest		1.7x	2.1x	2.5x	2.9x	3.6x
(EBITDA - Capex) / Interest		1.2x	1.5x	1.7x	2.3x	2.9x
Total Debt / EBITDA		5.7x	4.7x	3.8x	3.0x	2.3x

Returns in 2012E	EBITDA Exit Multple				
	9.0x	9.5x	10.0x	10.5x	11.0x
Enterprise Value at Exit	$2,022.4	$2,134.7	$2,247.1	$2,359.4	$2,471.8
Debt	(520.2)	(520.2)	(520.2)	(520.2)	(520.2)
Cash	0.0	0.0	0.0	0.0	0.0
Equity Value at Exit	$1,502.1	$1,614.5	$1,726.8	$1,839.2	$1,951.5
Less: Mgmt Ownership	(75.1)	(80.7)	(86.3)	(92.0)	(97.6)
Plus: Mgmt Options Strike Pric	37.9	37.9	37.9	37.9	37.9
Equity Value to Sponsor	$1,464.9	$1,571.7	$1,678.4	$1,785.1	$1,891.9
IRR to Investors	**15.2%**	**16.9%**	**18.4%**	**19.9%**	**21.3%**

Reverse LBO	EBITDA Exit Multple				
	9.0x	9.5x	10.0x	10.5x	11.0x
Target IRR to Investors	17.5%	17.5%	17.5%	17.5%	17.5%
Required Sponsor Equity	$654.1	$701.7	$749.4	$797.0	$844.7
Enterprise Value	$1,324.3	$1,372.0	$1,419.6	$1,467.3	$1,515.0
Equity Purchase Price	$1,305.8	$1,353.4	$1,401.1	$1,448.8	$1,496.4
Implied Share Price	$47.57	$49.30	$51.04	$52.77	$54.51

Sources	**Amount**	**% Total**
Term Loan (net of OID)	$346.5	24.2%
Mezzanine Debt (net of OID)	291.0	20.3%
HoldCo PIK (net of OID)	72.8	5.1%
Sponsor Equity	720.9	50.4%
Total Sources	**$1,431.2**	100.0%

Uses	
Equity Purchase Price @ $50.00	$1,372.6
Refinance Existing Debt	24.2
Existing Cash	(5.7)
Transaction Expenses (estimated)	40.0
Total Uses	**$1,431.2**

EVERCORE PARTNERS

33

Detailed Financial Analysis
Confidential
Leveraged Buyout Analysis — — Sensitivity Case ($in ™m°**s) 2007 E 2008 E 2009E 2010E 201 IE 2012E —— —— —— — Income Statement Returns in 2012E EBITDA Exit Muhple — Revenue $775.5 §853,6 5939.0 $1,032.9 SI, 136,2 51,249.8 9.0x 9.5x lO.Ox 10.5x 11, Ox — EBJTDA 108.! 124.7 140.8 154.9 170.4187.5 Enterprise Value at Exit $1,687.2 $1,780.9 $1,874.7 §1,968.4 52,062.1 D&A 211) 2£4 27.7 30>t 32,0 33.7 Debt (567.0) (567.0) (567.0) (567.0) (567.0) —— — EB1T §84. 1 598.4 $ 113.1 S124.6 $138.4 §153.8 Cash OQ OQ OQ OJ) OQ Interest Expense, net (72.4) (71.4) (70.1) (68. 1) (65.0) Equity Value at Exit 51,120.2 §1,214.0 §1,307.7 §1,401.4 51,495.2 Tax Expense (JOJ) £J73) (22.6) (29,0) 046) Less: Mgmt Ownership (56.0) (60.7) (65.4) (70.1) (74,8) —— — Net Income SI 5.1 S24.4 $31.9 541.3 $52.2 Plus: Mgmt Options Strike Pric< 37,9 319 37.9 37.9 37.9 — Equity Value to Sponsor 51,102.2 $1,191.2 §1,280.3 $1,369,3 51,458.3 Cash Flow Statement I RR to Investors 8.9% 10.6% 12.2% 13.7% 15.1% — Net Income SI 5.1 $ 24.4 §31.9 §41.3 552.2 — Plus: Non-Cash Interest 10.4 11.9 13.5 15.4 17.6 Reverse LBO EBITDA Exit Multple — Plus: D&A 26.4 27.7 30.4 32.0 33,7 9.0x 9.5x iO.Ox lO.Sx 11. Ox — Less: Change in NWC 8.8 8.8 9.3 9.7 10.4 Target IllR to Investors 17.5% 17.5% 17,5% !7.5% 17.5% Less: Capital Expenditures OM) (316) {47,8) (4L4) (42.4) Required Sponsor Equity S492.1 §531.9 §571.6 $611.4 §651, 1 —
Cash to Service Debt $ 26.0 S35.3 537.3 $57.0 $71.3 Enterprise Value “ §1,162.4 §1,202.1 §1,241.9 $1,281.6 §1,321.4 Equity Purchase Price $1,143.8 $1,183.6 §1,223.3 §1,263.1 §1,302.8 Balance Sheet Implied Share Price $41.66 $43.11 $44.56 $46,01 §47.46 — Cash so.o §0.0 chq ;qp ;oO — l crm I Q’ln 324.0 288.8 ^515 io4£;p3T 1 Sources | — Mezzanine Debt 300.0 300.0 300.0 300.0300.0 Amount % Total — HoldCo PIK 85,4 97.3 110.8 126.2143.B Term Loan (net of OID) $346.5 24.2% Net Interest Expense Mezzanine Debt (net of OID) 291.0 20.3% Income on Cash SO.O SO.O 500 soo ?00 HaldCoPlK(netofOID) 72.8 5.1% Interest on Term Lonn (8,16%) (27.5) (25.0) (22.0) (18.2) (13.0) Sponsor Equity 720,2 50.4% — Interest on Mezz. Debt (11.50°/i (34,5) (34.5) (34.5) (34.5) (34,5) Total Sources $1,431.2 100.0% — Interest on PIK Debt (13.00%) OH4) (“•9) (13.5) (15.4) q.7.,6), | Uscs | —— — Net Interest Expense (§72.4) ($71.4) ($70.1) ($68.1) (565.0)
Credit Ratios Equity Purchase Price @ $50.00 5 1 ,372.6 EBITDA / Interest 1.7x 2. Ox 2,2x 2.5x 2.9x Refinance Existing Debt 24.2
(EB1TDA — Capex) / Interes: 1.2x 1.4x 1.5x 1.9x 2.2x . , ,, Exisune Cash (.“3.7) Total Debt / EBITDA 5.7x 4.9x 4.3x 3.6x 3.0x ^ ^ ; Fransacuon Expenses (estimated) 40.0
— Total Uses $1,431.2
—
ever c o r e pa rt n e r s
34

Detailed Financial Analysis
Confidential
ABC Learning — Ability To Pay Analysis — All Cash Transaction
($ in millions)
| \ Transaction Assumptions | —
| Purchase Price pur Share S52.00 l-’D Shares Outstanding 273 1’Vity Value SI, 429 Plus: Transaction Expenses 0,0 Purchase Price Consideration Required SI, 429 ABC 1 .earning Share Price (1 1 / 02/07) S5.9 \ Cash Consideration 100.0% Interest rase 10.0% Tax rate 40.0% — 1 lUSD | | InAUD | I —— —
FY08E •’Y09E PY10P, I-Y08K rY09F, FY10E — ABC Learning EBITDA S326 ABC S37S S384 S367 S433 S4G5 212 232
Learning Net Income 173 Implied 195 245 281 Ml Ml Shares Outstanding 468 ABC 4J8 J67 167 S0.45 S0.50 Learning EPS S0.37 S0.42 S0.53 S0.60 — LJSD/ALID exchange raw 0,889 0.8C5 0.825
CY08E CY09E — Status Quo Net Income 5192,6 S222.0 Status Quo Shares Outstanding 467 407 S0.47 Status Quo EPS S0.41 — Plus: Swingset Net Income 554.1 S66.G 0.0 (142,9) 57.2 Plus: Pre-Tax Synergies 0.0 Less: incremental Interest Expense (142.9) Less: Taxes 57.2
Pro Forma Net Income $161.0 S202.9 Shares Issued to Swingset 0 467 50,43 0 Pro l-’orrna Shares Outstanding 4Cs7 Pro i-’orma Cash I.CPS S0.34 —— —
“Cash” EPS Accretion / (Diliuion) — $ ($0.07) “Cash” EPS (SO. 04) (8.6%) S32 Accretion / (Dilution) — % (16.4%) Implied ProTax Synergies to Breakeven 553
—— —
evercore partners
35

Detailed Financial Analysis
Confidential
ABC Learning — Ability To Pay Analysis — 50%/50% Cash/Stock Transaction <$in ™iu‘°"s)
Transaction Assumptions
Purchase Price per Share FD Shares Outsiiindinjf
lii|uiiy Value l’!us: Transaction Expenses Purchase Price Consideration Reqtiireij
ABC 1,earning Share Price (11/02/07) Cash Consideration interest rare Tax rate
S52.00
27.5 SI,-09
an
$1,429
S5.91 50.0% 10.0% W.0%
ABC Learning EBITDA ABC Learning Net Income Implied Shares Outstanding ABC Learning EPS
USD/ADD exchange rate
FYQ8B S326 173 468
S0.37
In USD
V09F. S375 212
MZ 30.45
YlOR
$384 232 467
S0.50
FY08!’ S367
195
4(1 S0.42
0.889
In AUD EY09H rvior. — S433 S465 245 281 isz m SO, 53 S0.60
0,865
0.825
CY08E CY09E
Status Quo Nut Income SI 92.6 S222.0 Status Quo Shares Outstanding ifil MZ Status Quo EPS S0.41 S0.47 Plus: S\vinj>sct Net Income S54.1 S66.6 Plus: Pre-Tax Synergies 0.0 0.0 Less: Incremental Interest Expense (71.5) (71.5) Less: Taxes 28/> 28.6 —— — Pro Forma Net Income S 203.8 S245.7 Shares Issued to Swingset .111 121 —— —
Pro Forma Shares Outstanding 588 588
Pro Forma Cash liPS S0.35 S0.42 —— —— —
“Cash” EPS Accretion / (Dilution) — S ($0.07) ($0.06)
“Cash” EPS Accretion / (Dilution) — % (15.9%) (12.1%) Implied Pre-Tax Synergies to Breakeven S51 $ 45
—— —— —
EvERCORE partners
36

B. Introduction to Evercore Partners
evercore partners

Introduction to Evercore Partners Overview Our Businesses
Corporate & Restructuring Advisory - Advised on over $600 billion of transactions
Private Equity Investing — $1,2 billion in funds under management Venture Capital Investing - $100 million fund raised in 2000
Our Principles Quality Integrity Our People a 41 Senior Managing Directors
Over 300 total employees
Our Presence
U.S. — New York, Los Angeles, San Francisco Europe — London
Latin America — Mexico City, Monterrey Japan — Tokyo
evercore partners 37

Introduction to Evercore Partners

Confidential

The Leading Boutique Advisory Firm

U.S. M&A Announced Transactions ($ in billions)

Boutiques

2002–2006

1	Evercore Partners	$296.5
2	Houlihan Lokey Howard & Zukin	182.1
3	Blackstone Group LP	173.5
4	Rothschild	73.7
5	Duff and Phelps	60.5
6	Greenhill & Co, LLC	59.4
7	Peter J. Solomon Co Ltd	54.4
8	Joseph Perella	35.8
9	Gleacher Partners	30.8
10	Global Leisure Partners LLP	27.4

2006

1	Evercore Partners	$176.1
2	Blackstone Group LP	109.3
3	Houlihan Lokey Howard & Zukin	89.3
4	Rothschild	43.3
5	Peter J. Solomon Co Ltd	30.6
6	Global Leisure Partners LLP	27.4
7	Greenhill & Co, LLC	21.3
8	Grant Samuel	12.4
9	KPMG Corporate Finance	11.2
10	Duff and Phelps	11.2

YTD 09/30/2007

1	Evercore Partners	$109.3
2	Centerview Partners LLC	69.3
3	Greenhill & Co, LLC	66.8
4	Blackstone Group LP	34.2
5	Moelis Advisors	28.0
6	Houlihan Lokey Howard & Zukin	22.6
7	Duff and Phelps	22.5
8	Perella Weinberg Partners LP	20.8
9	Rothschild	12.0
10	Peter J. Solomon Co. Ltd.	7.3

All Firms

2002–2006

1	Goldman Sachs & Co	$1,651.5
2	Morgan Stanley	1,121.6
3	JP Morgan	1,060.2
4	Citi	1,047.0
5	Lehman Brothers	957.8
6	Merrill Lynch	838.8
7	Credit Suisse	719.1
8	UBS	611.2
9	Lazard	590.6
10	Banc of America Securities LLC	567.7
11	Bear Stearns & Co Inc	466.9
12	Deutsche Bank AG	379.0
13	Evercore Partners	296.5
14	Wachovia Corp	208.6
15	Houlihan Lokey Howard & Zukin	182.1

2006

1	Goldman Sachs & Co	$599.7
2	Morgan Stanley	440.2
3	JP Morgan	417.2
4	Citi	406.5
5	Lehman Brothers	364.9
6	Merrill Lynch	344.4
7	Credit Suisse	313.9
8	Banc of America Securities LLC	242.3
9	UBS	234.4
10	Lazard	203.3
11	Evercore Partners	176.1
12	Deutsche Bank AG	175.7
13	Bear Stearns & Co Inc	164.0
14	Wachovia Corp	109.5
15	Blackstone Group LP	109.3

YTD 09/30/2007

1	Goldman Sachs & Co	$577.3
2	Morgan Stanley	497.1
3	Lehman Brothers	393.7
4	Citi	375.5
5	JP Morgan	357.1
6	Credit Suisse	292.5
7	Merrill Lynch	276.9
8	Deutsche Bank AG	220.8
9	Banc of America Securities LLC	197.0
10	UBS	181.7
11	Lazard	118.6
12	Evercore Partners	109.3
13	Bear Stearns & Co Inc	77.2
14	Centerview Partners LLC	69.3
15	Greenhill & Co, LLC	66.8

Source: Thomson Financial.

EVERCORE PARTNERS

38

Introduction to Evercore Partners Recent Significant Evercore Advisory Transactions Confidential Advised Advised Advised Advised Advised CERBERUS Alliance Apax IS
on the $60 billion financing on its pending $7.8 billion on its $7.8 billion °” its pending $2.8 billion on its $29.0 billion of its acquisition of sale to acquisition of sale to sale to CHRYSLER ‘ THOMSON
2007 2007 2007 2007___2007 Advised Advised Advised Advised Advised
‘ ,. Novelis on its $6.0 billion on its $4.8 billion sale of its on its $9.0 billion 0n___its $26 5 billion merger of sale to Aerospace division to sale to equals with sale of its Winterthur equals with insurance unit to
CAREMARK
2007 2007 2006 2006___ 2006 Advised Advised Advised Advised Advised on its $7.9 billion sale of a on its $89.4 billion (now The Nielsen Company) on its $21.7 billion 51% interest in acquisition of °“its $7° billion [s]P!it-uP acquisition of on its $11.5 billion into 3 publicly traded
sale to a private equity companies
BELLSOUTH consortium 2006 ___2006 ___2006 2006___ 2005 evhrcore partners 39

Introduction to Ever core Partners Confidential Advisor to Boards and Special Committees Relevant Recent Advised the Special Committee of Lear Corporation in regard to Icahn’s failed $5.3 billion buyout Transaction Experience Advised thc Special Committee of the Board of Directors of Arinc on its sale to The Carlyle Group
Advised the Special Committee of the Board of Directors of Alliance Data on its sale to The Blackstone Group
Advised the Special Committee of the Board of Directors of First Data on its sale to KKR
Advised the Independent Directors of the Board of Directors of Aquila on its sale to Great Plains Energy
Advised the Special Committee of the Board of Directors of Realogy on its sale to Apollo Management
Advised Cox family on valuation of Cox Enterprises, including cable, for estate planning purposes
Advised the Board of Directors of General Motors on its sale of a 51% interest in GMAC to Cerberus
Advised the Board of Directors of Credit Suisse on its sale of the Winterthur insurance unit to AXA
Advised the Board of Directors of Swiss Re on its acquisition of General Electric’s Reinsurance Business
H Advised Swiss Re on its sale of the Fox-Pitt, Kelton business to J.C. Flowers
Advised the Board of Directors of Tyco on its split up into three publicly traded companies
Advised VNU on its sale to a private equity consortium (KKR, The Blackstone Group, The Carlyle Group, Hellman & Friedman, TH Lee, Alplnvest)
Advised the Special Committee of the Board of Directors of Insight Communications on its-sale to controlling shareholders (management) and The Carlyle Group
Advised thc Special Committee of the Board of Directors of Kaman Corporation in its dual-class recapitalization announced in June 2005
Advised the Special Committee of the Board of Directors of PanAmSnt on die its sale to KKR
Advised thc Special Committee of Freedom Communications in the company’s going private transaction
Advised NTL on its acquisition of Telewest
Advised the Special Committee of The Robert Mondavi Corporation in its dual-class recapitalization evercore partners 40

Introduction to Evercore Partners Confidential Trusted Source for Fairness Opinions Selected Fairness Opinions Rendered Date Client Transaction Size Client Transaction Size 2007 CERBERUS Acquisition Financing $60.0 billion IS Sale to Eurex $2.8 billion Fairness Opinions rendered on
Alliance Sale to BLACKstone $7.8 billion Sale to Hindalco $6.0 billion transactions totaling more than $250bn in
SaletoKKR $29.0 billion Aquila Sale to Great $2.8 billion value I
DATA Plains Energy |
2006 REALLOGO $9.0 billion Merger with $26.5 billion . Over 60 opinions I
Caremark Rx . 1
rendered over past 3
CREDITSUISSE* Sale of Winterthur $9.9 billion Acquisition of $2.0 billion years insurance unit CVS Acquisition of $2.0 billion years | at&t Acquisition of $89.4 billion stand-alone drug BellSouth ‘ stores
Sale of a majority $7.9\ billion ^, Split-up into 4 §17.1 billion • Trusted for 1
fiSSi cMlrf in f^-MAP ‘ publicly-traded ,. . . ,, , ;=1 stake in tjJVUYL cendani companies objectivity and lack | — —— of conflicts in time of ffl 2005 !riS5Re GElSu™ S7.8 billion efTRADE Acqu^mon of §0.7 billion increased board and | Business Acquisition of $1.6 billion management | ra Scientific Sale of Company to $6.9 billion Brown & Co. scrutiny | ™Jl\. Atlanta Cier-r, “virct-omc ‘ c- 1 r /-
M ^i^co Systems -^InSiqht Sale of Company to $2.1 billion

Introduction to Evercore Partners

Confidential

Evercore Executives



Roger C. Altman
Chairman and Co-CEO

Roger C. Altman is Chairman of Evercore. He began his investment banking career at Lehman Brothers and became a general partner of that firm in 1974. Beginning in 1977, he served as Assistant Secretary of the U.S. Treasury for four years. He then returned to Lehman Brothers, later becoming Co-Head of overall investment banking, a member of the firm's Management Committee and its board of directors. He remained in those positions until the firm was sold to Shearson/American Express.

In 1987, Mr. Altman joined The Blackstone Group as Vice Chairman, Head of the Firm's merger and acquisition advisory business and a member of its Investment Committee. Mr. Altman also had primary responsibility for Blackstone's international business. Beginning in January 1993, Mr. Altman returned to Washington to serve as Deputy Secretary of the U.S. Treasury for two years. In 1996, he co-founded Evercore Partners.

Mr. Altman is a Trustee of The National Park Foundation, New Visions for Public Schools and The American Museum of Natural History, where he also serves as Chairman of the Investment Committee. He also is a member of the Council on Foreign Relations and serves on its Finance and Investment Committees. He received a B.A. from Georgetown University and an M.B.A. from the University of Chicago.



Austin M. Beutner
Co-CEO and Co-Founder

Austin M. Beutner, President, Co-Chief Executive Officer and Chief Investment Officer, co-founded the Company in 1996. Mr. Beutner has served as Chairman of the Evercore Capital Partners private equity funds since 1997, Chairman of the Evercore Ventures private equity fund since 2002 and Chairman of Evercore Asset Management since 2006. From 1994 to 1996, Mr. Beutner was President and Chief Executive Officer of The U.S. Russia Investment Fund, a private investment fund capitalized with $440 million by the U.S. Government. In 1988, Mr. Beutner joined The Blackstone Group, where he became a General Partner in 1989. From 1982 to 1988, Mr. Beutner worked in Smith Barney's Mergers and Acquisitions Group and, in 1986, he helped establish the firm's Merchant Banking Group.

Mr. Beutner currently serves on the boards of directors of American Media, Inc. and Sedgwick CMS, Inc. He also serves as Chairman of the Board of the California Governor's Council on Physical Fitness and Sports, as Chairman of the Board of Directors of the California Institute of the Arts, as Chairman of the board of directors of Carlthorp School and is a member of the Council on Foreign Relations. Mr. Beutner has a B.A. in Economics from Dartmouth College.

EVERCORE PARTNERS

42

Introduction to Evercore Partners confidential Evercore Executives |*^S|S^f^^| Roger C. Altman is Chairman of Evercore. He began his investment banking career at Lehman Brothers and became a general partner I^i:;::|^^S2§lBili °f that frrm i’[1] 1974. Beginning in 1977, lie served ns Assistant Secretary of the U.S. Treasury for (our years. He then returned to fe^jJp’^S’’ Lehman Brothers, later becoming Co-Head of overall investment banking, a member of the firm’s Management Committee and its |®“ftu^-j£;v*^4 board of directors. He remained in those positions until the firm was sold to Sliearson/American Express. In 1987, Mr. Altaian joined The Blackstone Group as Vice Chairman, Head of the Firm’s merger and acquisition advisory business and a member of its Investment Committee, Mr. Altman also had primary responsibility for Blackstone’s international business. Beginning in January 1993, Mr. Altman returned to Washington to serve as Deputy Secretary of the U.S. Treasury for two years. In 1996, he co-founded Evercore Partners. Roger C. Altman ^ pitman js n Trustee of The National Park Foundation, New Visions for Public Schools and The American Museum of Natural History, where he also serves as Chairman of the Investment Committee, He also is a member of the Council on Foreign Relations and serves on its Finance and Investment Committees. He received a B.A. from Georgetown University and an M.B.A. from the University of Chicago. Ip"[1]**™^“V Austin M. Beutner, President, Co-Chief Executive Officer and Chief Investment Officer, co-founded the Company in 1996. Mr. 1 • Beutner has served as Chairman of the Evercore Capital Partners private equity funds since 1997, Chairman of the Evercore Ventures · private equity fund since 2002 and Chairman of Evercore Asset Management since 2006. From 1994 to 1996, Mr. Beutner was I President and Chief Executive Officer of The U.S. Russia Investment Fund, a private investment fund capitalized with §440 million 1 ky E^ie ^’^” Government. In 1988, Mr. Beutner joined The Blackstone Group, where he became a General Partner in 1989. From ‘^~ to ^88, Mr. Beutner worked in Smith Barney’s Mergers and Acquisitions Group and, in 1986, he helped establish the firm’s ‘:. Merchant Banking Group. Mr. Beutner currently serves on the boards of directors of American Media, Inc. and Scdgwick CMS, Inc. He also serves as Chairman Austin M. Beutner of the Board of the California Governor’s Council on Physical Fitness and Sports, as Chairman of the Board of Directors of the Co-CEO and Co-Founder California Institute of the Arts, as Chairman of the board of directors of Carithoip School and is a member of the Council on Foreign Relations. Mr. Beutner has a B.A. in Economics from Dartmouth College. evercore partners 42

Introduction to Evercore Partners Confidential Evercore Executives I Ecluardo Mestre, Vice Chairman, is responsible for the firm’s corporate advisory business. From 2001 to 2004, Mr. Mestre served as ! Chairman of Citigroup’s Global Investment Bank. From 1995 to 2001, he served ns Head of investment banking and, prior to that, as \ Co-Head of mergers and acquisitions at Salomon Smith Barney. As Head of investment banking, Mr. Mestre led Salomon’s business j ;f integration efforts arising from the various mergers that led to the creation of Citigroup. Prior to joining Salomon in 1977, Mr. Mestre ^ 8 practiced law at Geary Gottlieb Stecn & Hamilton LLP, ·’ *; ^[1]"' ^estre is [a] niember of the Executive Committee and past Chairman of the Board of WNYC and is Chairman of the Board of Cold Spring Harbor Laboratory. Mr. Mestre has a B.A. from Yale University and a J.D. from Harvard Law School. Eduardo G. Mestre Vice-Chairman evercore partners 43

Introduction to Evercore Partners Confidential Evercore Advisory Principals r : ‘” : Saul Goodman is a Senior Managing Director in our advisory business with 15 years of relevant experience. ·• ] Prior to joining Evercore, Mr. Goodman was a Vice President in die Investment Banking Division of Lehman Brothers, where he | • focused on media and telecommunications clients. Since joining Evercore, Mr, Goodman was involved in advising The Hearst :| : Corporation on its investment in Fitch Ratings, CBS on its merger with Viacom Inc., ACNielsen Corporation on its sale to VNU Hj i N.V., Robert Mondavi Corporation on its sale to Constellation Brands, Spectrasite Inc. on its merger with American Towers ffiiBi • j^’wfe Corporation and VNU N.V. on its sale to a private equity consortium. He also was involved with Evercore Capita! Partners’ |j||i§j|fl^H|||: investments in American Media, Inc. and Telenet Holding N.V. Mr. Goodman currently serves on the Boards of Directors of Telenet Holding N.V and of American Media, Inc. Mr. Goodman has a Saul D. Goodman g^g___from tne University of Florida and an M.B.A. from the Columbia University Graduate School of Business. Senior Managing Director Gil Ha is a Senior Managing Director in our advisor}’ business with 17 years of relevant experience. ; Prior to joining Evercore, Mr. Ha was a Managing Director at Rohatyn Associates LLC, Prior to Rohatyn Associates, Mr. Ha was a “ ^ana&*[n]8 Director and Co-Head of Deutsche Bank’s Telecommunications Group for the Americas, He was previously a Managing ^^rcct:or °f Lazard ‘[n] New York and began his investment banking career at Lehman Brothers. Mr. Ha specializes in providing financial and strategic advice to corporate clients. He has extensive experience advising clients on mergers and acquisitions, capital markets, leveraged finance and restructuring transactions and has advised on some of the largest transactions in recent years, particularly in the TMT sector. Gil H. Ha Prior to his investment banking career, Mr. Ha was a senior consultant at Andersen Consulting (Accenrure). Senior Managing Director Mr. Ha has a B.S. from Columbia University, a B.S. from Allegheny College and an M.B A. from Columbia University Graduate School of Business. evercore partners 44

Introduction to Evercore Partners confidential Evercore Advisory Principals gf^it^n’^rmmfifi^fft’^.-. William Hill:/ is a Senior Managing Director of the firm’s corporate advisory business. · i Poor to joining Evercore, Mr. Hiltz was Head of the Global Energy Group at UBS Warburg and, prior to UBS’ acquisition of Dillon ] Read & Co. Inc., Head of the Energy Group at: Dillon Read since 1995, From 1982-1995, Mr. Hiltz was a Managing Director at Smith ] Barney where at various times lie headed the Energy Group, the High Yield and Merchant Banking Group, the Transportation Group > : and the General Industrial Group. Mr. I-Iiltz has 30 years of experience in die investment banking business, beginning in 1976 when 1 ‘le ^J:st )°’nec’ Dillon Read. ^^^^^^^^H-: Mr. Hiltz has extensive experience in the energy business including representing Louisiana Land and Exploration Company in its William O Hiltz merger with Burlington Resources, Seagull Energy in its merger with Ocean Energy, Murphy Oil in its acquisition of ODECO and Senior Managing Director Occidental Petroleum in its acquisition of Altura Energy. He also advised Continental Airlines in its 1993 reorganization and sale of a controlling interest to Air Partners. Since joining Evercore, Mr. Hiltz has advised General Mills on its acquisition of Pills bury, the divestiture of its interest in Ice Cream Partners and the divestiture of its interest in SVE to PepsiCo. He has advised CVS on its acquisition of Eckerd, its acquisition of Albertson’s free standing drugstores and its recently completed $28 billion merger with Caremark. He nas also advised EDS on the sale of UGS PLM, Swiss Re on its acquisition of GE’s reinsurance business, Tyco on its pending split-up into three separately traded companies, Credit Suisse on its sale of Winterthur, Novelis on its sale to Hindalco and Acjuila on its pending sale to Great Plains. Mr. Hiltz serves on die Board of Directors of Energy Partners, Ltd. and Davis Petroleum Corp. He is a former Trustee of the Salisbury School and currently serves as Chairman of the Board of Trustees of Lenox Hill Hospital and its affiliate, Manhattan Eye, Ear and Throat Hospital in New York. He received a B.A. in History and Government from Dartmouth College and an M.B.A. from The Wharton School at the University of Pennsylvania, ItM^^^fMSMaiaiSj; Jonathan Knee is a Senior Managing Director in our advisor)’ business with 17 years of relevant experience. 1 • ^^^H5\ ;. I Prior to joining Evercore, Mr. Knee was a Managing Director and Co-head of the Media Group at Morgan Stanley. He was previously I >^^S|^: :! : *’’• Publishing Sector Head in die Communications, Media and Entertainment Group at Goldman, Sachs & Co. Since joining Evercore, I”•I’^pSSsKi-: •"• !•’ Mr. Knee has advised NTLon its acquisition ofTelewest, VNU N.V, on its sale to a private equity consortium, Freedom I ‘^^^^lif ^ :| Communications on its recapitalization, The Hearst Corporation on its investment in Fitch Ratings, Dow Jones on its purchase of O(K^^^W._| CBS MarketWatch and J.D. Power and Associates on its sale to McGraw-Hill. Mr. Knee is currently an Adjunct Professor at the I ^& I|B Columbia University Graduate School of Business, where he teaches Media Mergers and Acquisitions and Media Strategy and serves ‘*"**” “ ""'” as the Director of die Media Program. ,,•’ ., .’.,.’ Mr , Knee currently serves on the Boards of Directors of Art Connection, Citizens’ Committee for Children of New York, National Senior Managing Director Women’s Law Center, New Alternatives for Children and the Yale Law School Fund. Mr. Knee has a J.D. from Yale University, an M.B.A. from Stanford University, an M.Sc. from Trinity College Dublin and a B.A. from Boston University. evercore partners 45

Introduction to Evercore Partners Confidential Evercore Advisory Principals i ‘""'^^^^"'' [l] Timothy LaLonde is a Senior Managing Director and the Chief Operating Officer of our advisory business. Mr. LaLonde has 17 years of relevant experience. Prior to joining Evercore, he was an Executive Director at UBS Warburg. Since I joining Evercore, Mr. LaLonde has advised on General Motors’ sale of a 51% interest in GMAC, AT&T’s acquisition of BellSouth, 1 [ NTL’s acquisition of Telewest, SBC’s acquisition of AT&T, EDS’ sale of UGS PLM, the sale of PanAmSat to an investor group, 1 Cingular’s acquisition of AT&T Wireless, and EPL’s unsolicited tender offer from Woodsidc Petroleum. H E’-^- J^H- Mr. LaLonde has a B.S.B. from the University of Minnesota, an M.Sc, from the London School of Economics and an M.B.A. from ^^^SslinG^^f: the Amos Tuck School of Business Administration, at Dartmouth College, Timothy G. LaLonde Senior Managing Director Francois Maisonrouge is a Senior Managing Director in our advisor;’ business with 15 years of relevant experience. : Prior to joining Evercore, Mr. Maisonrouge was Managing Director and Chairman of Life Sciences at Credit Suisse where he worked : extensively in the fields of pharmaceuticals, specialty pharmaceuticals, biotechnology and medical technology. At Credit Suisse, Mr. ; Maisonrouge was responsible for leading die firm’s relationships with large healthcare clients such as Johnson & Johnson, Schering- : Plough, Wyeth, GlaxoSmithKline, Roche and Teva, most notably in executing mergers and acquisitions and capital raising i transactions. He is a member of the Board of Advisors of the Harvard Business School Health Care Initiative and was awarded with ; France’s “Ordre National du Merite” in 2003. Mr. Maisonrouge has an M.S. in Engineering from Ecole Centrale de Lyon and an M.B.A. from Harvard Business School. Francois Maisonrouge Senior Managing Director evercore partners 46

Introduction to Evercore Partners confidential Evercore Advisory Principals ft ,-.-_-^_~~-..~—~~^.-_. Michael Price is a Senior Managing Director in our advisory business with 27 years of relevant experience. Prior to joining Evercore, he held various positions at FirstMark Communications Europe, which he co-founded, including Chairman and CEO. Prior to FirstMark. Mr. Price spent eleven years at Lazard, where he was a Managing Director and founded and led the : ‘ I ! ’ O t) firm’s global Telecom and Technology Group. : Since joining Evercore, Mr. Price has advised on SBC’s acquisition of AT&T, Cingular’s acquisition of AT&T Wireless, Scientific Atlanta’s sale to Cisco Systems, Flarion Technologies’ sale to Qualcomm, and Nextel Partners’ sale to Sprint. He serves on the Board of Overseers of the College of Arts and Sciences at the University of Pennsylvania and on the Board of the Rockefeller University Michael J. Price Council. Senior Managing Director Mr, Price has a B.S. from The Wharton School at the University of Pennsylvania and an M.B.A. from the Harvard Business School. | jjajBg!^ • William Rcpko is a Senior Managing Director in our advisory business with 33 years of relevant experience. He is co-head of the I : firm’s restructuring practice. I Prior to joining Evercore, Mr. Repko served as a Managing Director and head of The Restructuring Group at J.P. Morgan Chase & I ^°’> [w]‘lere ‘le focused on providing comprehensive solutions to clients’ liquidity and reorganization challenges. Mr, Repko entered the banking world in 1973 with Manufacturers Hanover Trust, which after a series of mergers became j.P. Morgan Mr. Repko has a B.S. from Lehigh University. William Repko Senior Managing Director evercore partners 47

Introduction to Evercore Partners Confidential Evercore Advisory Principals .^JSii^H^S^SSJ^SS^^^SSSiSSSS^i, | pKr^yj^^ffiSll Brian Roberts is a Senior Managing Director of the firm’s corporate advisory business. ! IffiB^:^ “J-S’f Mr. Roberts joined Evercore Partners in January 2006 to build the firm’s San Francisco-based corporate advisory business. Since joining I IsJiltis ;Sv fefif Evercore, Roberts has advised IronPort on its $830 million sale to Cisco, BlueLithium on its pending 5300 million sale to Yahoo!, | iP^rt|-::^:r^SIi Blackbaud on its acquisitions of Target Software, Target Analysis Group and eTapeslry, Winternals on its sale to Microsoft and Orbital | tillifp ‘:.:^*pfl Data on its sale to Citrix, Prior to Evercore, Roberts, spent five years at Microsoft where most recently., as a Corporate Vice President, he led Microsoft’s Corporate Development organization which handles all domestic and international acquisitions and investments for the company. One of Mr. Roberts’ last transactions was the acquisition of Groove Networks which led to the hiring of Ray Ozzie who replaced Bill Gates ,, . ,, *. ,,. as Chief Software Architect. In addition, Roberts was heavily involved in several significant transactions which did not close including Senior Managing Director ___ i ___... . .. San Francisco the publicly disclosed §60 billion merger discussions with SAP. Roberts joined Microsoft after leaving Inktomi Corporation, where he was Vice President of Business Development and helped execute nearly $2 billion of transactions. Before working at Inktomi, Roberts spent a number of years on Wall Street providing M&A advisory services. Most recently he was a Vice President at Lazard Freres & Co, LLC and supported the firm’s technology and telecommunications effort. Roberts earned an MBA with distinction from Harvard University. lie previously earned a Bachelor of Arts degree in economics with highest distinction from the University of California at Berkeley, where he was awarded the Departmental Citation. Jane Sadowsky is a Senior Managing Director in our advisory business with 17 years of relevant experience. Prior to joining Evercore, Ms. Sadowsky was a Managing Director and the Co-Head of Citigroup’s (f/k/a Salomon Smith Barney) I North America Power Group. Her clients included several leading independent power producers, several of the non-regulated * subsidiaries and spin-offs of regulated utilities, merchant traders and regulated utilities. Prior to joining Salomon Smith Barney in July 2QQO> ^[s]’ Sadowsky spent II years as an investment banker with Donaldson, Lufkin &Jenrette. Before focusing full time on the I power industry, she had extensive experience in both in and out of court corporate restructurings and bankruptcies, and advised companies such as Wang Computers, Orion Pictures, Trump Organization and TWA, I c j i Ms. Sadowsky has a BA from the University of Pennsylvania and has been an i nvestment banker since earning her MBA from Senior Managing Director Wharton in 1989. evercore partners 48

Introduction to Evercore Partners Confidential Evercore Advisory Principals ts ___.^ _,,,..-:. Stephen Schaible is a Senior Managing Director of the firm’s corporate advisory business, ‘::::: Prior to joining Evercore, Mr. Schaible was a Managing Director and head of Global Energy Investment Banking at Citigroup. I! Previously, he was Cidgroup’s head of Global Chemicals Investment Banking. Prior to joining Citigroup in early 2001, Mr. Schaible fs was a Managing Director at J. P. Morgan & Co., where lie worked in New York, Tokyo and London, in both mergers and acquisitions W> and industry coverage roles. ..• ••.!•:;.. J C3 If Over the course of his career, Mr. Schaible has advised many clients in the energy, chemicals, industrial and pharmaceutical industries, ·•P including ConocoPhillips in its acquisition of Burlington Resources; Lyondeil Chemical Company in its acquisitions of ARCO n, i c u -uip Chemical Company and Millennium Petrochemicals; Crompton Corporation in its acquisition of Great Lakes Chemical Corporation; Senior Managing Director Dow Chemical in the creation of global joint ventures with Kuwait Petroleum; and Hoechst in the divestiture of its specialty chemicals business to Clariant. Mr. Schaible graduated cum laude from Princeton with a B.A. in History. | William Shutzer is a Senior Managing Dkector in our advisor)’’ business with 34 years of relevant experience, I Prior Co joining Evercore, he was a Managing Director of Lehman Brothers, where he did both advisory work and was a principal in f Lehman’s Merchant Banking Group. Prior to rejoining Lehman in 2000, Mr, Shutzer was the President of Furmnn Selz, where he I coordinated its sale to ING Baring and subsequently became Executive Vice President of ING Baring Furman Selz. Prior to joining I llifeliPtiiiPl||P<lt^l’ s I Furman Selz in 1994, Mr. Shutzer spent 22 years at Lehman Brothers in various positions, including Head of Corporate Finance. 1 •— :• • •:! ‘ ‘ ‘•: I 1 Since joining Evercore, Mr. Shutzer has advised Levi Strauss & Co., Cox Enterprises, and Hallmark Cards, among other clients, on a 1 variety of matters. Mr. Shutzer is currently a Director of Tiffany & Co., JupitcrMcdia Corp., CSK Auto Corp., Turbochef ,,,,.,,. “.’ “_, Technologies, Inc., RSI Holding Co. and Test Equity LLC. William A. Shutzer & ’ [6] ’ J Senior Managing Director jvir. Shutzcr has a B.A. from Harvard College and an M.B.A. from the Harvard Business School. evercore partners 49

Introduction to Evercore Partners Confidential Evercore Advisory Principals Mark Vander Ploeg is a Senior Managing Director in our advisor)’ business with 30 years of relevant experience. Pri°[r] to j0"[1]‘[11]!? Evercore, Mr. Vander Plocg worked 12 years with Merrill Lynch where he served as Vice Chairman of Investment Banking, Co-Head of Consumer Industries and Head of West Coast Operations. At Merrill Lynch, Mr. Vander Ploeg was responsible for managing the firm’s relationships with such key retail and consumer companies as Lowe’s, Target, SUPERVALU, SYSCO, Cargill, Safeway, Molson Coors, 7~Eieven and Radio-Shack, among others, focusing primarily on strategic advice and transactions. Prior to joining Merrill Lynch, Mr, Vander Ploeg was a Managing Director at Salomon Brothers. IIBJf^l • He is involved with several advisory boards at Stanford University and is on the Board of Directors of Project Pericles in New York. Mark Vander Ploeff ^[r]’ Vander Ploeg has a B.A. from Macalester College where he is Board Chair-Emeritus and an M.B.A. from The University of Senior Managing Director CrtlCagO. f^ff^^^^K1- Jane Wheeler is a Senior Managing Director in our advisory business with 15 years of relevant experience. Prior to joining Evercore, Ms. Wheeler was the Managing Dkector heading the securities industry and financial technology • investment banking business at Morgan Stanley. She spent twelve years at Morgan Stanley in New York working on a variety of financings as well as mergers and acquisitions. Before that, she spent two years at JO Hambro Magan in London working on European mergers and acquisitions. Since joining Evercore, Ms. Wheeler has advised The Bank of New York in its formation of BNY ConvergEx, through the combination of BNY Securities Group’s trade execution business with Eze Casde Software and an investment from GTCR Colder Rauner. She also advised TA Associates on its acquisition of eSeclending, Reuters in the creation of FX Market-Space, its joint venture with the Chicago Mercantile Exchange, Hotspot FX in its sale to Knight, E*TRADE FINANCIAL Jane Wheeler in its acquisitions of Harris direct from Bank of Montreal and BrownCo from JP Morgan, and Silver Lake Partners on its sale of Senior Managing Director Instinct to Nomura Holdings. Ms. Wheeler was named to the Institutional Investor Online Finance 40 in both 2005 and 2006. She currently serves on the Board of Trustees of the Brearley School. Ms. Wheeler has a B.A. from the University of Virginia. evercore partners 50

Introduction to Evercore Partners Confidential Evercore Advisory Principals I jSSS^fek David Ying is a Senior Managing Director in our advisory business with 28 years of relevant experience. He is co-head of the firm’s I ‘ restructuring practice. j ; Prior to joining Evercore, Mr. Ying has had extensive experience leading successful restructuring advisory groups. Most recendy, he 1 ;: was for two years a Managing Director of Miller Buckfire Ying & Co., LLC, a boutique restructuring advisory firm. Before that he I •:‘K. ‘• spent six years as a Senior Managing Director of JLL Partners, a private equity investment firm that invests in turnaround situations. t^B’SP’ Prior to that he led restructuring groups at Donaldson Lufkin & Jenrette, Smith Barney and Drexel Burnham Lambert. Mr. Ying has a B.S. from the Massachusetts Institute of Technology and an M.B.A. from The Wharton School at the University of David Ying Pennsylvania. Senior Managing Director evercore partners 51